UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a‑12

KALA PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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 KALA PHARMACEUTICALS, INC.

490 Arsenal Way, Suite 120

Watertown, MA 02472

(781) 996‑5252

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 25, 2020

Dear Stockholders:

You are cordially invited to attend the 2020 annual meeting of stockholders of Kala Pharmaceuticals, Inc. to be held on June 25, 2020 at 9:00 a.m., Eastern time, at our offices located at 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472. At the annual meeting, stockholders will consider and vote on the following matters:

1.

The election of three Class III directors, Robert Paull, Howard B. Rosen and Rajeev Shah, nominated by our board of directors, each to serve for a three-year term expiring at the 2023 annual meeting of stockholders or until his successor has been duly elected and qualified;

2.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.	The approval of an amendment to the 2017 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder; and
4.	The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 27, 2020 will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We are mailing the Notice of Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 25, 2020 on or about April 29, 2020, and it contains instructions on how to access those documents over the Internet. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual meeting.

We encourage all stockholders to attend the annual meeting in person. However, whether or not you plan to attend the annual meeting in person, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on each of your voting options described in the proxy statement. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:

Morrow Sodali

509 Madison Avenue

New York, NY 10022

1-800-662-5200 (toll-free in North America)

1-203-658-9400 (outside of North America)

* We intend to hold our 2020 annual meeting of stockholders in person. However, we are actively monitoring the coronavirus (COVID-19) pandemic and are sensitive to the public health and travel concerns our stockholders, employees and directors may have and the restrictions and protocols that federal, state, and local governments may impose on in-person meetings. In the event it is not possible or advisable to hold our 2020 annual meeting of stockholders in person, we will issue a press release (which we will also file with the Securities and Exchange Commission) announcing alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communication, as promptly as practicable. Please also monitor our website at www.kalarx.com for updated information. If you are planning to attend our annual meeting, please check the website in the days leading up to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting regardless of whether you intend to attend.

Thank you for your ongoing support and continued interest in Kala.

By Order of the Board of Directors,

Mark Iwicki
President and Chief Executive Officer

Watertown, Massachusetts
April 29, 2020

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 25, 2020: The attached proxy statement and our 2019 annual report to stockholders, which includes our Annual Report on Form 10‑K for the fiscal year ended December 31, 2019, are available at www.proxyvote.com. These documents are also available to any stockholder who wishes to receive a paper copy by calling 1‑800‑579‑1639, by emailing sendmaterial@proxyvote.com or by submitting a request over the Internet at www.proxyvote.com.

i

 KALA PHARMACEUTICALS, INC.

490 Arsenal Way, Suite 120

Watertown, MA 02472

(781) 996‑5252

PROXY STATEMENT

2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 25, 2020

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Kala Pharmaceuticals, Inc. for use at the annual meeting of stockholders to be held on June 25, 2020 at 9:00 a.m., Eastern time, at our offices located at 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, and at any adjournment thereof.

We intend to hold our 2020 annual meeting of stockholders in person. However, we are actively monitoring the coronavirus (COVID-19) pandemic and are sensitive to the public health and travel concerns our stockholders, employees and directors may have and the protocols that federal, state, and local governments may impose on in-person meetings. In the event it is not possible or advisable to hold our 2020 annual meeting of stockholders in person, we will issue a press release (which we will also file with the Securities and Exchange Commission) announcing alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communication, as promptly as practicable. Please monitor our website at www.kalarx.com for updated information. If you are planning to attend our annual meeting, please check the website in the days leading up to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting regardless of whether you intend to attend.

Except where the context otherwise requires, references to “Kala,” “the Company,” “we,” “us,” “our” and similar terms refer to Kala Pharmaceuticals, Inc.

This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. We are making this proxy statement, the related proxy card and our annual report to stockholders for the fiscal year ended December 31, 2019 available to stockholders for the first time on or about April 29, 2020.

A copy of our Annual Report on Form 10‑K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Kala Pharmaceuticals, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472 or by calling 1‑800‑579‑1639, by emailing sendmaterial@proxyvote.com or by submitting a request over the Internet at www.proxyvote.com. This proxy statement and our Annual Report on Form 10‑K for the fiscal year ended December 31, 2019 are also available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.          Why did I receive these proxy materials?

A.

Our board of directors has made these materials available to you on the Internet in connection with the solicitation of proxies for use at our 2020 annual meeting of stockholders to be held at our offices located at 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472 on June 25, 2020 at 9:00 a.m., Eastern Time. As a holder of common stock, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission, or SEC, rules and that is designed to assist you in voting your shares.

Q.          Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A.

In accordance with SEC rules, we may furnish proxy materials, including this proxy statement and our 2019 annual report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the notice.

Q.          What is the purpose of the annual meeting?

A.	At the annual meeting, stockholders will consider and vote on the following matters:
1.

The election of three Class III directors, Robert Paull, Howard B. Rosen and Rajeev Shah, nominated by our board of directors, each to serve for a three-year term expiring at the 2023 annual meeting of stockholders or until his successor has been duly elected and qualified (Proposal 1);

2.The ratification of the appointment of Deloitte & Touche LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 2);

3.The approval of an amendment to our 2017 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder (Proposal 3); and

4.The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

Q.          Who can vote at the annual meeting?

A.

To be entitled to vote, you must have been a stockholder of record at the close of business on April 27, 2020, the record date for our annual meeting. There were 55,715,876 shares of our common stock outstanding and entitled to vote at the annual meeting as of the record date.

Q.          How many votes do I have?

A.	Each share of our common stock that you own as of the record date will entitle you to one vote on each matter considered at the annual meeting.

Q.          How do I vote?

A.

If you are the “record holder” of your shares, meaning that your shares are registered in your name in the records of our transfer agent, American Stock Transfer & Trust Company, LLC, you may vote your shares at the meeting in person or by proxy as follows:

1.

Over the Internet: To vote over the Internet, please go to the following website: www.voteproxy.com, and follow the instructions at that site for submitting your proxy electronically. If you vote over the Internet, you do not need to complete and mail your proxy card or vote your proxy by telephone. You must specify how you want your shares voted or your Internet vote cannot be completed, and you will receive an error message. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on June 24, 2020, the day before the annual meeting, for your proxy to be valid and your vote to count.

2By Telephone: To vote by telephone, please call 1‑800‑690‑6903 in the United States, and follow the instructions provided on the proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. You must submit your telephonic proxy before 11:59 p.m., Eastern Time, on June 24, 2020, the day before the annual meeting, for your proxy to be valid and your vote to count.

3By Mail: To vote by mail, you must mark, sign and date the proxy card and then mail the proxy card in accordance with the instructions on the proxy card. If you vote by mail, you do not need to vote your proxy over the Internet or by telephone. The proxy card must be received not later than June 24, 2020, the day before the annual meeting, for your proxy to be valid and your vote to count. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.

4In Person at the Meeting: If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a broker, then you are deemed to be the beneficial owner of your shares and the broker that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the broker that holds your shares. In order to vote your shares, you will need to follow the instructions that your broker provides you. Many brokers solicit voting instructions over the Internet or by telephone.

If you do not give instructions to your broker, your broker will still be able to vote your shares with respect to certain “discretionary” items. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 2) is considered a discretionary item. Accordingly, your broker may vote your shares in its discretion with respect to that matter even if you do not give voting instructions on Proposal 2.

However, under applicable stock exchange rules that regulate voting by registered brokerage firms, the election of our nominees to serve as Class III directors (Proposal 1) and the approval of an amendment to our 2017 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder  (Proposal 3) are not considered to be discretionary items. Accordingly, if you do not give your broker voting instructions on Proposal 1 and/or Proposal 3, your broker may not vote your shares with respect to these matters and your shares will be counted as “broker non-votes” with respect to these proposals. A “broker non-vote” occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have or did not exercise discretionary authority to vote on the matter and has not received voting instructions from its clients.

Regardless of whether your shares are held in street name, you are welcome to attend the meeting. You may not vote shares held in street name in person at the meeting, however, unless you obtain a legal proxy, executed in your favor, from the holder of record (i.e., your broker). A legal proxy is not the form of proxy included with this proxy statement.

Q.          Can I change my vote?

A.

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the vote is taken at the annual meeting. To do so, you must do one of the following:

1.	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.
2.	Sign and return a new proxy card. Only your latest dated and timely received proxy card will be counted.
3.

Attend the annual meeting and vote in person as instructed above. Attending the annual meeting will not alone revoke your Internet vote, telephone vote or proxy card submitted by mail, as the case may be.

4.	Give our corporate secretary written notice before or at the meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker or other nominee. You may also vote in person at the annual meeting if you obtain a legal proxy as described in the answer above.

Q.          How many shares must be represented to have a quorum and hold the annual meeting?

A.

A majority of our shares of common stock outstanding at the record date must be present in person or represented by proxy to hold the annual meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy card by mail or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares held in “street name” by brokers who indicate on their proxies that they do not have authority to vote those shares. If a quorum is not present, we expect to adjourn the annual meeting until we obtain a quorum.

Q.          What vote is required to approve each matter and how are votes counted?

A.	Proposal 1—Election of Class III Directors

A nominee will be elected as a director at the annual meeting if the nominee receives a plurality of the votes cast by stockholders entitled to vote on the election “FOR” the applicable seat on the board of directors.

Shares withheld from voting and “broker non-votes” will not be counted as votes in favor of such matter and will also not be counted as shares voting on Proposal 1. Accordingly, shares withheld and “broker non-votes” will have no effect on the voting on Proposal 1.

Proposal 2—Ratification of the Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast by holders of all shares of common stock present or represented at the meeting on Proposal 2 is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ended December 31, 2020.

Shares that abstain from voting will not be counted as votes in favor of Proposal 2 and will also not be counted as shares voting on Proposal 2. Accordingly, abstentions will have no effect on the voting on Proposal 2.

Proposal 3 – Amendment to 2017 Equity Incentive Plan

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast by holders of all shares of common stock present or represented at the meeting on Proposal 3 is required for the approval of the amendment to the 2017 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder.

Shares that abstain from voting and “broker non-votes” will not be counted as votes in favor of Proposal 3 and will also not be counted as shares voting on Proposal 3. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on Proposal 3.

Q.          How does the board of directors recommend that I vote on the proposals?

A.	Our board of directors recommends that you vote:

FOR the election of the three nominees to serve as Class III directors, each for a three-year term;

FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

FOR an amendment to our 2017 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder.

Q.          Are there other matters to be voted on at the annual meeting?

A.

We do not know of any matters that may come before the annual meeting other than the election of our Class III directors, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and the approval of the amendment to the 2017 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder. If any other matters are properly presented at the annual meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.          Where can I find the voting results?

A.

We plan to announce preliminary voting results at the annual meeting and will report final voting results in a Current Report on Form 8‑K filed with the SEC within four business days following the date of our annual meeting.

Q.          What are the costs of soliciting these proxies?

A.

We will bear the cost of soliciting proxies. We have retained Morrow Sodali, a proxy solicitation firm (the “Proxy Solicitor”), to solicit proxies in connection with the annual meeting at a cost of approximately $9,500 plus expenses. We will also indemnify the Proxy Solicitor against losses arising out of its provisions of these services on our behalf.  Proxies will be solicited by the Proxy Solicitor by mail, telephone, e-mail and in person. Proxies may also be solicited by our directors, officers and employees by mail, telephone, e-mail, facsimile, and in person without additional compensation. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may take advantage of some or all these exemptions until such time as we are no longer an emerging growth company. We may remain an emerging growth company until December 31, 2022, although we would cease to be an emerging growth company earlier if we have more than $1.07 billion in annual revenue, if we have more than $700 million in market value of our stock held by non-affiliates as of the last day of our preceding second fiscal quarter or if we issue more than $1 billion of non-convertible debt over a three-year period. We have taken advantage of certain reduced reporting obligations in this proxy statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

Implications of Being a “Smaller Reporting Company”

We are a “smaller reporting company,” as defined in Rule 12b‑2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The SEC has adopted rules allowing smaller reporting companies to provide scaled disclosure, and we are permitted and plan to rely on these exemptions from certain disclosure requirements for as long as we remain a smaller reporting company. We would cease to be a smaller reporting company if we have a public float in excess of $250 million, or have annual revenues in excess of $100 million and a public float in excess of $700 million, determined on an annual basis. Under the scaled disclosure obligations available to smaller reporting companies, we are not required to provide, among other things, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation. We have taken advantage of certain reduced reporting obligations in this proxy statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Election of Directors

Our board of directors is authorized to have, and currently consists of, seven members divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I directors (Andrew I. Koven and Gregory D. Perry), whose terms expire at the 2021 annual meeting of stockholders; two Class II directors (Mark Iwicki and Gregory Grunberg), whose terms expire at the 2022 annual meeting of stockholders; and three Class III directors (Robert Paull, Howard B. Rosen, and Rajeev Shah) whose terms expire at this annual meeting of stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

Set forth below are the names of and certain information for each member of our board, including the nominees for election as Class III directors, as of April 26, 2020. The information presented includes each director’s and nominee’s principal occupation and business experience for the past five years, and the names of other public companies of which he has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes and skills of each director and nominee led our nominating and corporate governance committee and our board of directors to conclude that he or she should serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics described in “Corporate Governance Matters—Director Nomination Process” that the nominating and corporate governance committee expects of each director. There are no family relationships among any of our directors, nominees for director, or executive officers.

Name	Age	Position
Class III Director Nominees
Robert Paull(1)(3)	43	Director
Howard B. Rosen(1)	62	Director
Rajeev Shah(2)(3)	43	Director
Class I Directors
Andrew I. Koven(2)(3)	62	Director
Gregory D. Perry (1)	59	Director
Class II Directors
Mark Iwicki	53	Chief Executive Officer, President and Chairman of the Board
Gregory Grunberg, M.D.(2)	47	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Class III Director Nominees

Robert Paull has served as a member of our board of directors since July 2009. Mr. Paull was a co-founder of, and since 2014 has been a Venture Partner at, Lux Capital Management, or Lux Capital, where he focuses on healthcare ventures. In addition,  Mr. Paull served as our founding Chief Executive Officer, President and Treasurer from July 2009 to June 2012. Mr. Paull also served as founding Chief Executive Officer of Genocea Biosciences Inc., a vaccine discovery and development company, from August 2006 to February 2009, and was the co-founder of Lux Research, Inc., an emerging technology market research and consulting firm, which was founded in January 2004. Since January 2018, Mr. Paull has been Chief Executive Officer of Mahana Therapeutics, Inc., a digital therapeutics company. Mr. Paull holds a B.S. in Architecture from the University of Virginia. We believe that Mr. Paull’s extensive experience guiding and investing in healthcare ventures qualifies him to serve as a member of our board of directors.

Howard B. Rosen has served as a member of our board of directors since January 2014. Since 2008, Mr. Rosen has served as a consultant to several companies in the biotechnology industry. He has also served as a lecturer at Stanford University in Chemical Engineering since 2009 and in Management since 2011. Mr. Rosen served as Chief Executive Officer of AcelRx Pharmaceuticals, Inc., or AcelRx, a public specialty pharmaceutical company developing products for pain relief, from April 2016 to March 2017, and Interim Chief Executive Officer from April 2015 to March 2016. Mr. Rosen also served as Interim President and Chief Executive Officer of Pearl Therapeutics, Inc. from June 2010 to March 2011. From 2004 to 2008, Mr. Rosen was Vice President of Commercial Strategy at Gilead Sciences, Inc., a biopharmaceutical company. From 2003 until 2004, Mr. Rosen was President of ALZA Corporation, a pharmaceutical and medical systems company that merged in 2001 with Johnson & Johnson, a global healthcare company. Prior to that, from 1994 until 2003, Mr. Rosen held various positions at ALZA Corporation. Mr. Rosen is a member of the board of directors of AcelRx, a public pharmaceutical company, and also served on the board of directors of Alcobra, Ltd., a public pharmaceutical company, until November 2017. Mr. Rosen is also currently a member of the board of directors of private companies, including Hammerton, Inc., Metera Pharmaceuticals, Inc. and Entrega, Inc., and was a member of the board of directors of PaxVax, Inc. from 2007 to 2015. Mr. Rosen holds a B.S. in Chemical Engineering from Stanford University, an M.S. in Chemical Engineering from the Massachusetts Institute of Technology and an M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Rosen’s experience in the biopharmaceutical industry, including his specific experience with the development and commercialization of pharmaceutical products, qualifies him to serve as a member of our board of directors.

Rajeev Shah has served as a member of our board of directors since July 2015. Since 2004, Mr. Shah has been a managing partner at RA Capital Management, L.P., a multi-stage investment manager dedicated to evidence-based investing in public and private healthcare and life science companies that are developing drugs, medical devices, and diagnostics and current 5% beneficial stockholder. Mr. Shah is currently a member of the board of directors of Solid Biosciences, Inc., Eidos Therapeutics, Inc., Satsuma Pharmaceuticals, Inc., and Black Diamond Therapeutics, Inc., all publicly-traded biopharmaceuticals companies. Mr. Shah was previously a member of the board of directors of KalVista Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, from June 2015 through April 2018 and Ra Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, from July 2015 through April 2020. Mr. Shah holds a B.A. in Chemistry from Cornell University. We believe Mr. Shah is qualified to serve on our board of directors because of his leadership and financial experience at RA Capital Management, his experience in the biopharmaceutical industry, and his experience with venture capital investments.

Class I Directors

Andrew I. Koven has served as a member of our board of directors since September 2017 and as our Lead Independent Director since December 2018. Mr. Koven was, until his retirement in January 2019, the President and Chief Business Officer of Aralez Pharmaceuticals Inc., or Aralez, a public specialty pharmaceutical company, and served in that role with the company’s predecessor, Pozen Inc., commencing in June 2015. Prior to joining Pozen, Mr. Koven served as Executive Vice President, Chief Administrative Officer and General Counsel of Auxilium Pharmaceuticals Inc., a public specialty biopharmaceutical company, from February 2012 until January 2015, when it was acquired by Endo International plc. Mr. Koven served as President and Chief Administrative Officer and a member of the board of directors of Neurologix, Inc., a company focused on the development of multiple innovative gene therapy development programs, from September 2011 to November 2011. Before Neurologix, Mr. Koven served as Executive

Vice President and Chief Administrative and Legal Officer of Inspire Pharmaceuticals, Inc., a public specialty pharmaceutical company, from July 2010 until May 2011 when it was acquired by Merck & Co., Inc. Previously, Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary of Sepracor Inc. (now Sunovion), a public specialty pharmaceutical company, from March 2007 until February 2010 when it was acquired by Dainippon Sumitomo Pharma Co., Ltd. Prior to joining Sepracor, Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary of Kos Pharmaceuticals, Inc., a public specialty pharmaceutical company, from August 2003 until its acquisition by Abbott Laboratories (now AbbVie) in December 2006. Mr. Koven began his career in the pharmaceutical industry first as an Assistant General Counsel and then as Associate General Counsel at Warner-Lambert Company from 1993 to 2000, followed by his role as Senior Vice President and General Counsel at Lavipharm Corporation from 2000 to 2003. From 1986 to 1992 he was a corporate associate at Cahill, Gordon & Reindel in New York. From 1992 to 1993 he served as Counsel, Corporate and Investment Division, at The Equitable Life Assurance Society of the U.S. Mr. Koven holds a Master of Laws (LL.M.) Degree from Columbia University School of Law and a Bachelor of Laws (LL.B.) Degree and Bachelor of Arts Degree in Political Science from Dalhousie University. We believe that Mr. Koven’s extensive experience in the pharmaceutical industry qualifies him to serve as a member of our board of directors.

Gregory D. Perry has served as a member of our board of directors since February 2018. Mr. Perry has served as Chief Financial Officer for Finch Therapeutics Group, Inc., a private therapeutics company focused on the microbiome, since June 2018. Previously, he served as Chief Financial and Administrative Officer of Novelion Therapeutics Inc., or Novelion, a public biopharmaceutical company, from November 2016 to December 2017. Prior to this, Mr. Perry was Chief Financial Officer of Aegerion Pharmaceuticals Inc, a public biopharmaceutical company, from July 2015 until its merger with Novelion in November 2016. Prior to that, he served as Chief Financial and Business Officer of Eleven Biotherapeutics, Inc., a public company, from January 2014 to June 2015. Before joining Eleven Biotherapeutics, Mr. Perry served as the Interim Chief Financial Officer of InVivo Therapeutics, a public biotechnology company, from September 2013 to December 2013, and prior to that he served as the Senior Vice President and Chief Financial Officer of ImmunoGen, Inc., a public biotechnology company, from 2009 until he was promoted in 2011 to Executive Vice President and Chief Financial Officer, a role he held until 2013. Before that, he was the Chief Financial Officer of Elixir Pharmaceuticals. Mr. Perry previously was Senior Vice President and Chief Financial Officer of Transkaryotic Therapies. He has also held various financial leadership roles within PerkinElmer Inc., Domantis Ltd., Honeywell and General Electric. Since May 2016, Mr. Perry has served on the board of directors of Merus N.V., a public clinical-stage immuno-oncology company, including as Chair of its Audit Committee. From December 2011 to February 2016, Mr. Perry served on the board of directors of Ocata Therapeutics, a public biotechnology company, including as Chair of its Audit Committee and a member of its Compensation Committee, until it was acquired by Astellas Pharma Inc. Mr. Perry received a B.A. in Economics and Political Science from Amherst College. We believe that Mr. Perry’s experience in the biopharmaceutical industry, including his specific experience in financial leadership roles in biopharmaceutical companies, qualifies him to serve as a member of our board of directors.

Class II Directors

Mark Iwicki has served as our Chief Executive Officer and Chairman of our board of directors since September 2015 and our President since August 2017. Previously he served as Executive Chairman of our board of directors from April 2015 to September 2015. Prior to joining us, Mr. Iwicki served as President and Chief Executive Officer of Civitas Therapeutics, Inc., or Civitas, a biopharmaceutical company, from January 2014 to November 2014. Prior to Civitas, Mr. Iwicki served as President and Chief Executive Officer at Blend Therapeutics, Inc., or Blend, a biopharmaceutical company, from December 2012 to January 2014. Prior to Blend, Mr. Iwicki was President and Chief Executive Officer of Sunovion Pharmaceuticals Inc. (formerly Sepracor Inc.), or Sunovion, a pharmaceutical company. Mr. Iwicki was at Sepracor/Sunovion from October 2007 to June 2012. Prior to joining Sepracor Inc., Mr. Iwicki was Vice President and Business Unit Head at Novartis Pharmaceuticals Corporation, a biopharmaceutical company. He was at Novartis from March 1998 to October 2007. Prior to that, Mr. Iwicki held management positions at Astra Merck Inc. and Merck & Co., Inc. In addition to serving on our board of directors, Mr. Iwicki also currently serves on the boards of Aimmune Therapeutics, Inc., Merus N.V.,  Pulmatrix Inc. and Akero Therapeutics, Inc., all publicly-traded companies, and Nimbus Therapeutics, Inc. and Oxeia Biopharmaceuticals, Inc., which are privately-held biotech companies.  Mr. Iwicki holds a B.S. in Business Administration from Ball State University and an M.B.A. from Loyola University. We believe that Mr. Iwicki’s extensive experience as a pharmaceutical industry leader managing all stages of drug development and commercialization in multiple therapeutic areas qualifies him to serve as a member of our board of directors.

Gregory Grunberg, M.D. has served as a member of our board of directors since April 2016. Dr. Grunberg has been a Managing Director at Longitude Capital Management Co., LLC, a venture capital firm and a current 5% stockholder, or Longitude, since 2012 and has focused on drug development and medical technology solutions. Prior to joining Longitude, Dr. Grunberg was a Principal at Rho Ventures, a venture capital firm from 2007 to 2012, and an Engagement Manager at McKinsey & Company, a management consulting firm from 2004 to 2007. Dr. Grunberg is a board-certified physician in Internal Medicine and completed his residency at Cornell’s New York Presbyterian Hospital. He has maintained a limited clinical practice in Internal Medicine and affiliations with University of California, San Francisco and Kaiser Permanente. Dr. Grunberg currently serves on the boards of 89bio, Inc. and WelbeHealth LLC. He is also a board observer at Sydnexis, Inc. He previously served on the board of California Cryobank (acquired by GI Partners). While at Rho Ventures he served on the board of AqueSys (acquired by Allergan) and was a board observer at both SARCode Bioscience (acquired by Shire) and PHT (acquired by ERT). Dr. Grunberg holds an M.D. and an M.B.A from Duke University where he was a Fuqua Scholar and an A.B. in Economics and English from Amherst College. We believe that Dr. Grunberg’s experience with biotechnology companies qualifies him to serve as a member of our board of directors.

Corporate Governance Matters

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our board of directors has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the “Investors & Media—Corporate Governance” section of our website, which is located at www.kalarx.com. Alternatively, you can request a copy of any of these documents by writing us at Kala Pharmaceuticals, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, Attention: General Counsel.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of our board of directors’ business, provide that, among other things:

•	the principal responsibility of our board of directors is to oversee our management;
•	a majority of the members of the board of directors must be independent directors, unless otherwise permitted by Nasdaq rules;
•	the independent directors meet at least twice a year in executive session;
•	directors have full and free access to management and, as necessary and appropriate, independent advisors; and
•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis.

Board Leadership Structure

Mr. Iwicki serves as Chairman of our board and as our President and Chief Executive Officer. Our board believes that combining the Chairman and Chief Executive Officer positions fosters clear accountability, effective decision-making and alignment of corporate strategy and is the appropriate leadership structure for us at this time. Our board believes that Mr. Iwicki’s combined role of Chairman and President and Chief Executive Officer promotes effective execution of strategic goals and facilitates information flow between management and our board. Mr. Koven has  served as our Lead Independent Director since December 2018. As our Lead Independent Director, Mr. Koven’s responsibilities include the following, among others:

•	chairing any meeting of the independent directors of our board in executive session;
•	meeting with any director who is not adequately performing his or her duties as a member of our board or any committee;
•	facilitating communications between other members of our board and our Chairman and Chief Executive Officer;
•

monitoring, with the assistance of our general counsel or our Chief Financial Officer, communications from stockholders and other interested parties and providing copies or summaries to the other directors as he considers appropriate;

•	working with our Chairman and Chief Executive Officer in the preparation of the agenda for each board meeting and in determining the need for special meetings of the board; and
•	otherwise consulting with our Chairman and Chief Executive Officer on matters relating to corporate governance and board performance.

We believe this structure represents an appropriate allocation of roles and responsibilities for our company at this time. Our nominating and corporate governance committee evaluates our board leadership structure from time to time and may recommend further alterations of this structure in the future.

Board Determination of Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A‑3 under the Exchange Act and compensation committee members must also satisfy the independence criteria set forth in Rule 10C‑1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A‑3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C‑1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In March 2020, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each then-sitting director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Mark Iwicki, is an “independent director” as defined under applicable Nasdaq rules. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Iwicki is not an independent director under these rules because he is our Chief Executive Officer.

Board of Director Meetings and Attendance

Our board of directors held five meetings during the year ended December 31, 2019, or fiscal 2019. During fiscal 2019, each of the directors then in office attended at least 75% of the aggregate of the number of board of director meetings and the number of meetings held by all committees of the board of directors on which such director then served.

Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All of our directors attended our 2019 annual meeting of stockholders in person.

Communicating with the Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The lead independent director, subject to advice and assistance from the company’s general counsel or an individual performing a similar function, if any, or the company’s chief financial officer, or an individual performing a similar function, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead independent director, or chairman of the nominating and corporate governance committee, as applicable, considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our board of directors should address such communications to Andrew I. Koven, Lead Independent Director, c/o Kala Pharmaceuticals, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472.

Committees of the Board of Directors

We have established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees operates under a charter that has been approved by our board of directors. A copy of each committee’s charter can be found under the “Investors & Media—Corporate Governance” section of our website, which is located at www.kalarx.com.

Audit Committee

The members of our audit committee are Mr. Rosen, Mr. Paull and Mr. Perry. Mr. Perry is the chair of the audit committee. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;
•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	overseeing our internal audit function;
•	overseeing our risk assessment and risk management policies;
•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee. In 2020, the audit committee delegated to its chair authority to pre-approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. By the terms of the delegated authority, the chair must report on any such approval of services pursuant to such authority at the first regularly scheduled meeting of the audit committee following such approval.

Our board of directors has determined that Mr. Perry is an “audit committee financial expert” as defined in applicable SEC rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. The audit committee held five meetings during fiscal 2019.

Compensation Committee

The members of our compensation committee are Mr. Shah, Mr. Koven and Dr. Grunberg. Mr. Shah is the chair of the compensation committee. Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
•	overseeing an evaluation of our senior executives;
•	overseeing and administering our cash and equity incentive plans;
•	reviewing and making recommendations to our board of directors with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and
•	preparing the compensation committee report if and to the extent then required by SEC rules.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. The compensation committee held five meetings during fiscal 2019.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Mr. Paull, Mr. Koven and Mr. Shah. Mr. Paull is the chair of the nominating and corporate governance committee. Our nominating and corporate governance committee’s responsibilities include:

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
•	reviewing and making recommendations to our board with respect to our board leadership structure;
•	reviewing and making recommendations to our board with respect to management succession planning;
•	developing and recommending to our board of directors corporate governance principles; and
•	overseeing a periodic evaluation of our board of directors.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. The nominating and corporate governance committee held three meetings during fiscal 2019.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and our board of directors.

Criteria and Diversity

In considering whether to recommend to our board of directors any particular candidate for inclusion in our board of directors’ slate of recommended director nominees, including candidates recommended by stockholders, the nominating and corporate governance committee of our board of directors applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, the ability to act in the interests of all stockholders and lack of conflicts of interest.

The director biographies on pages 8 to 10 of this proxy statement indicate each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our board of directors to conclude he should continue to serve as a director. Our nominating and corporate governance committee and our board of directors believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our board of directors as a whole.

Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the nominating and corporate governance committee also takes into consideration the diversity (for example, with respect to gender, race and national origin) of our board members. The nominating and corporate governance committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

Stockholder Nominations

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, to Kala Pharmaceuticals, Inc., Attention: Nominating and Corporate Governance Committee, 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472. Assuming that appropriate biographical and background material has been provided on or before the dates set forth in this proxy statement under the heading “Other Matters – Stockholder Proposals for our 2021 Annual Meeting”, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or our board of directors, by following the procedures set forth under “Other Matters—Stockholder Proposals for our 2021 Annual Meeting.”

Bankruptcies

From February 2016 to March 2018, Mr. Trachtenberg served as General Counsel, Chief Compliance Officer and Corporate Secretary of Aralez. Prior to that, he served in similar capacities for Pozen Inc., Aralez’s predecessor, from June 2015 to February 2016. In addition, Mr. Koven was, until his retirement on January 30, 2019, the President and Chief Business Officer of Aralez and served in that role with the company’s predecessor, Pozen Inc., commencing on June 1, 2015. On August 10, 2018, Aralez and its affiliates each filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code.

In September 2011, Mr. Koven was appointed President and Chief Administrative Officer and a member of the board of directors of Neurologix, Inc. Mr. Koven resigned from Neurologix, Inc. in November 2011, primarily due to the company’s inability to raise sufficient capital to continue its operations (including its inability to compensate Mr. Koven for his services). Neurologix, Inc. filed for protection under Chapter 7 of the U.S. Bankruptcy Code on March 16, 2012.

Oversight of Risk

Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board of directors and its committees is to oversee the risk management activities of management. Our board of directors fulfills this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board of directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our compensation committee oversees risk management activities relating to our compensation policies and practices; and our nominating and corporate governance committee oversees risk management activities relating to the composition of our board of directors and management succession planning. Each committee reports to the full board of directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board of directors discuss particular risks.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer and principal financial officer. A copy of the code is available on the “Investors & Media—Corporate Governance” section of our website, which is located at www.kalarx.com. Our board of directors is responsible for overseeing the code of business conduct and ethics and must approve any waivers of the code for directors, officers and employees. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8‑K.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our general counsel or, if none, to our chief financial officer, or individual performing a similar function. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and
•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and
•	a transaction that is specifically contemplated by provisions of our certificate of incorporation or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

With respect to related person transactions, it is the practice of our board of directors to consider the nature of and business reasons for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests.

Related Person Transactions

In addition to the compensation arrangements with directors and executive officers described elsewhere in this proxy statement, since January 1, 2018, we have engaged in the following transactions with our directors, executive officers and holders of more than 5% of our voting securities, and affiliates of our directors, executive officers and holders of more than 5% of our voting securities. These transactions were approved in accordance with our Related Person Transaction Policy, and we believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Underwritten Public Offerings

On October 5, 2018, we issued and sold 7,500,000 shares of our common stock in an underwritten public offering at a public offering price of $8.25 per share, before expenses and underwriting discounts and commissions.  On October 11, 2018, we issued and sold an additional 1,125,000 shares of our common stock in the offering on the same terms following the exercise by the underwriters of their option to purchase additional shares. In the offering, certain of our 5% stockholders and their affiliated entities purchased an aggregate of 3,030,302 shares of our common stock, at a price per share of $8.25. The following table sets forth the aggregate number of shares of our common stock that our 5% stockholders purchased in our underwritten public offering in 2018.

	Shares of
	Common	Aggregate
	Stock	Purchased
Purchaser	Purchase	Price
Entities affiliated with RA Capital(1)	2,424,242	$19,999,997
Longitude Venture Partners II, L.P.(2)	606,060	4,999,995

(1)	Rajeev Shah, a member of our board of directors, is a member of RA Capital Management, L.P., which is the investment manager of RA Capital Healthcare Fund, L.P. and Blackwell Partners LLC – Series A.
(2)	Gregory Grunberg, a member of our board of directors, is a member of Longitude Capital Partners II, LLC, which is the general partner of Longitude Venture Partners II, L.P.

On March 13, 2020, we issued and sold 16,000,000 shares of our common stock in an underwritten public offering at a public offering price of $7.89 per share, before expenses and underwriting discounts and commissions. On April 3, 2020, we issued and sold an additional 979,371 shares of our common stock in the offering on the same terms following the exercise by the underwriters of their option to purchase additional shares. In the offering, certain of our 5% stockholders and their affiliated entities purchased an aggregate of 10,826,879 shares of our common stock at a price per share of $7.89. The following table sets forth the aggregate number of shares of our common stock that our 5% stockholders purchased in our underwritten public offering in 2020

	Shares of
	Common	Aggregate
	Stock	Purchased
Purchaser	Purchase	Price
Entities affiliated with RA Capital(1)	6,337,135	$49,999,995
Entities affiliated Longitude Venture Partners(2)	2,534,854	19,999,998
Entities affiliated with OrbiMed Advisors LLC	1,954,890	15,424,082

(1)	Rajeev Shah, a member of our board of directors, is a member of RA Capital Management, L.P., which is the investment manager of RA Capital Healthcare Fund, L.P. and Blackwell Partners LLC – Series A.
(2)	Gregory Grunberg, a member of our board of directors, is a member of Longitude Capital Partners II, LLC, which is the general partner of Longitude Venture Partners II, L.P.

Registration Rights

We are a party to a registration rights agreement with certain holders of our common stock, including Mr. Iwicki, certain of our 5% stockholders and their affiliates and entities affiliated with some of our directors. This registration rights agreement provides these holders the right, subject to certain conditions, beginning after January 16, 2018, to demand that we file a registration statement or to request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with all of our directors and officers.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

Certain information regarding our executive officers as of April 15, 2020 is set forth below.

Name	Age	Position
Mark Iwicki	53	Chief Executive Officer, President and Chairman of the Board
Todd Bazemore	49	Chief Operating Officer
Kim Brazzell, Ph.D.	67	Chief Medical Officer
Hongming Chen, Sc.D.	49	Chief Scientific Officer
Mary Reumuth, C.P.A.	45	Chief Financial Officer and Treasurer
Eric L. Trachtenberg	47	General Counsel, Chief Compliance Officer and Corporate Secretary

Mark Iwicki is our President and Chief Executive Officer and a member of our Board of Directors. Please see “Board of Directors and Corporate Governance – Election of Directors” above for biographical information regarding Mr. Iwicki.

Todd Bazemore has served as our Chief Operating Officer since November 2017. Previously, he served as Executive Vice President and Chief Operating Officer of Santhera Pharmaceuticals (USA) Inc., or Santhera, a pharmaceutical company and subsidiary of Santhera Pharmaceuticals Holdings AG, from September 2016 until November 2017. Prior to joining Santhera, Mr. Bazemore served as Executive Vice President and Chief Commercial Officer of Dyax Corp., or Dyax, a biopharmaceutical company focused on orphan diseases, between April 2014 and January 2016, when Dyax was acquired by Shire plc. At Dyax, Mr. Bazemore oversaw all aspects of Dyax’s commercial department including sales, marketing, commercial analytics, market access and patient services. Between April 2012 and September 2013, he served as Vice President, Managed Markets at Sunovion Pharmaceuticals, Inc., or Sunovion (a subsidiary of Dainippon Sumitomo Pharma Co. Ltd.), a global biopharmaceutical company focused on serious medical conditions. Prior to that, Mr. Bazemore held several roles of increasing responsibility at Sunovion, including Vice President of Sales and Vice President of Respiratory Business Unit. He received his Bachelor of Science from the University of Massachusetts, Lowell.

Kim Brazzell, Ph.D. has served as our Chief Medical Officer since February 2013. He has also served as a Principal of Acuity Advisors, LLC, an ophthalmic consulting company, from January 2014 to July 2018. Dr. Brazzell served as Chief Medical Officer of Mimetogen Pharmaceuticals, Inc., a clinical stage biotechnology company, from January 2012 until December 2015. Dr. Brazzell also held several executive positions at Inspire Pharmaceuticals, Inc., or Inspire, a specialty pharmaceutical company focusing on ophthalmic products, including Executive Vice President of Medical and Scientific Affairs from 2010 to 2011, Executive Vice President and Head of Ophthalmology Business from 2009 to 2010, and Senior Vice President of Ophthalmic Research and Development from 2004 to 2008. Prior to joining Inspire, Dr. Brazzell served as Global Head of Clinical R&D and Senior Vice President, U.S. R&D, of Novartis Ophthalmics AG from 2000 to 2004. Dr. Brazzell also served as Vice President, R&D at Ciba Vision Ophthalmics, Inc. and as Associate Director, R&D, at Alcon Laboratories, Inc. Dr. Brazzell received a B.S. in Pharmacy and a Ph.D. in Pharmaceutical Sciences from the University of Kentucky.

Hongming Chen, Sc.D. has served as our Chief Scientific Officer since October 2014. Prior to that, Dr. Chen served as our Executive Vice President of Research from October 2013 to October 2014 and our Vice President of Research from January 2010 to October 2013. Prior to joining us, Dr. Chen served as Director of Formulation Development at TransForm Pharmaceuticals Inc., or TransForm, from 2000 to January 2010. Before joining TransForm, Dr. Chen conducted vaccine delivery research and development at AstraZeneca plc from 1997 to 2000, and at Merck & Co., Inc. from 1996 to 1997. Dr. Chen is a member of the National Academy of Engineering, the College of Fellows of the American Institute for Medical and Biological Engineering and the College of Fellows of the Controlled Release Society. Dr. Chen received a B.S. in Chemical Engineering from The University of Texas at Austin in 1992 and both an M.S. and a Sc.D. in Chemical Engineering from the Massachusetts Institute of Technology.

Mary Reumuth, C.P.A. has served as our Chief Financial Officer since July 2017, Senior Vice President, Finance from February 2017 to July 2017, our Vice President, Finance from December 2014 to February 2017, our Senior Director, Finance from February 2014 to December 2014, as our Corporate Controller from February 2014 to July 2017 and Treasurer since February 2014. Prior to joining us, Ms. Reumuth acted as an independent financial consultant from November 2012 to January 2014 and, prior to that, served as Corporate Controller for Enobia Pharma Corp., or Enobia, a global biopharmaceutical company acquired by Alexion Pharmaceuticals, Inc., from May 2011 to June 2012. Prior to Enobia, Ms. Reumuth served as Director of Finance at Verenium Corporation, or Verenium, a biotechnology company, from December 2007 to March 2011. From 2001 to 2007, Ms. Reumuth held a variety of finance and accounting positions at Genzyme Corporation, or Genzyme, (now a Sanofi Company), and ILEX Oncology, Inc., or ILEX (acquired by Genzyme). Prior to ILEX, Ms. Reumuth was an auditor at Ernst & Young LLP. Ms. Reumuth earned her Bachelor’s degree in Business Administration from Texas A&M University—Corpus Christi, and is a Certified Public Accountant.

Eric L. Trachtenberg has served as our General Counsel and Corporate Secretary since April 2018 and as our Chief Compliance Officer since June 2018. Previously, he served as General Counsel, Chief Compliance Officer and Corporate Secretary of Aralez Pharmaceuticals Inc., or Aralez, a pharmaceutical company, from February 2016 to March 2018. Prior to that, he served in similar capacities for Pozen Inc., Aralez’s predecessor, from June 2015 to February 2016. Mr. Trachtenberg also formerly served as Deputy General Counsel at Auxilium Pharmaceuticals, Inc., a specialty biopharmaceutical company, from May 2012 through its acquisition by Endo Pharmaceuticals in February 2015. Prior to Auxilium, he was Vice President, General Counsel and Corporate Secretary of Enobia Pharma, Inc. from April 2011 through its acquisition by Alexion Pharmaceuticals in April 2012. Prior to that, Mr. Trachtenberg served as Vice President and Associate General Counsel of Sepracor Inc. (now known as Sunovion Pharmaceuticals Inc.) commencing in May 2007 and remained in that position following the acquisition of Sepracor Inc. by Dainippon Sumitomo Pharma through April 2011. Mr. Trachtenberg also held a Senior Counsel position at Kos Pharmaceuticals, Inc. from July 2005 to April 2007 before its acquisition by Abbott. Mr. Trachtenberg began his career at Blank Rome LLP. He holds a Juris Doctorate and Master of Business Administration from Temple University and a Bachelor of Science in Management from Tulane University.

Executive Compensation

The following discussion relates to the compensation of our President and Chief Executive Officer, Mark Iwicki, our Chief Operating Officer, Todd Bazemore, and our General Counsel, Chief Compliance Officer and Corporate Secretary, Eric Trachtenberg for the periods presented. These three individuals are collectively referred to in this proxy statement as our named executive officers. Each year, our compensation committee and board of directors review and determine the compensation of our named executive officers.

Executive and Director Compensation Processes

Our executive compensation program is administered by the compensation committee of our board of directors, subject to the oversight and approval of our board of directors. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review approves, or, as appropriate, makes recommendations to our board of directors for approval of our executive compensation program. In designing our executive compensation program, our compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Since 2018, our compensation committee has retained Radford, which is part of the Rewards Solution practice at Aon plc, as its independent compensation consultant, to provide comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally. Although our compensation committee considers the advice and guidelines of Radford as to our executive compensation program, our compensation committee ultimately makes its own decisions about these matters. During the fiscal year ended December 31, 2019, the compensation committee directly engaged Radford to develop a compensation peer group; assess our executive compensation program and develop recommendations covering salary, bonus, incentive and equity compensation; review the peer group’s long-term incentive compensation trends; assist with governance related matters and risk-assessment; review and assist in designing an equity compensation strategy for non-officer employees; and review our director compensation program. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford, the Compensation Committee approved the recommendations. In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies.

The compensation committee reviewed information regarding the independence and potential conflicts of interest of Radford, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on such review, the compensation committee concluded that the engagement of Radford did not raise any conflict of interest.

Our director compensation program is administered by our board of directors with the assistance of the compensation committee. The compensation committee conducts an annual review of director compensation and makes recommendations to the board of directors with respect thereto.

Under its charter, the compensation committee may form, and delegate authority to, subcommittees, consisting of independent directors, as it deems appropriate. During fiscal year 2019, the compensation committee did not form or delegate authority to such subcommittees. In addition, under its charter, the compensation committee may delegate to one or more executive officers the power to grant options or other stock awards pursuant to its 2017 Equity Incentive Plan to employees who are not directors or executive officers of the Company. During fiscal year 2019, the compensation committee delegated authority to the chief executive officer to grant certain stock options to non-executive employees.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for the periods presented.

				Option	All other
		Salary	Bonus	Awards	compensation		Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)		($)
Mark Iwicki	2019	563,500	304,290	1,685,024	3,353	(3)	2,556,167
Chief Executive Officer	2018	534,681	385,000	2,144,795	7,709	(4)	3,072,185

Todd Bazemore	2019	440,300	158,508	1,066,604	8,694	(5)	1,674,106
Chief Operating Officer	2018	405,000	194,400	233,108	12,950	(6)	845,458

Eric L. Trachtenberg(7)	2019	396,600	142,776	848,785	107,186	(8)	1,495,347
General Counsel and Chief Compliance Officer	2018	288,750	184,800	1,809,465	133,691	(9)	2,416,706

(1)	The amounts reported in the “Bonus” column reflect discretionary annual cash bonuses payable as of December 31 of each year to our executive officers for their performance.
(2)

The amounts reported in the “Option awards” column reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. See Note 12 to our financial statements appearing in our Annual Report on Form 10‑K, which was filed with the SEC on February 12, 2020 regarding assumptions underlying the valuation of equity awards.

(3)	Amount represents compensation of $3,353 from premiums we paid on behalf of Mr. Iwicki for life and disability insurance.
(4)

Amount represents compensation of $5,100 from matching contributions made by us to Mr. Iwicki’s tax-exempt Healthcare Savings Account and $2,609 from premiums we paid on behalf of Mr. Iwicki for life and disability insurance.

(5)

Amount represents compensation of $5,600 from matching contributions made by us to Mr. Bazemore’s tax-qualified 401(k) Savings Plan account, and $3,094 from premiums we paid on behalf of Mr. Bazemore for life and disability insurance.

(6)

Amount represents compensation of $5,500 from matching contributions made by us to Mr. Bazemore’s tax-qualified 401(k) Savings Plan account, $2,350 from premiums we paid on behalf of Mr. Bazemore for life and disability insurance, and $5,100 from matching contributions made by us to Mr. Bazemore’s tax-exempt Healthcare Savings Account.

(7)	Mr. Trachtenberg joined our company in April 2018.
(8)

Amount represents compensation of $98,370 associated with a housing and relocation allowance, $5,600 from matching contributions made by us to Mr. Trachtenberg’s tax-qualified 401(k) Savings Plan account and $3,216 from premiums we paid on behalf of Mr. Trachtenberg for life and disability insurance.

(9)

Amount represents compensation of $126,750 associated with a housing and relocation allowance, $4,778 from matching contributions made by us to Mr. Trachtenberg’s tax-qualified 401(k) Savings Plan account and $2,163 from premiums we paid on behalf of Mr. Trachtenberg for life and disability insurance.

Narrative Disclosure to Summary Compensation Table

Base Salary.  In February 2018, our board of directors set Mr. Iwicki’s 2018 annual base salary at $534,681 and in December 2018 our board of directors increased Mr. Iwicki’s annual base salary to $563,500, effective January 1, 2019.

In February 2018, our board of directors set Mr. Bazemore’s annual 2018 base salary at $405,000, and in December 2018, our board of directors increased Mr. Bazemore’s annual base salary to $440,300, effective January 1, 2019.

Mr. Trachtenberg joined our company in April 2018, and we paid Mr. Trachtenberg an annualized base salary of $385,000 in 2018, which was pro-rated to reflect the number of days he served with our company following his hire date in April 2018. In December 2018, our board of directors increased Mr. Trachtenberg’s annual base salary to $396,600, effective January 1, 2019.

In December 2019, our board of directors increased Mr. Iwicki’s, Mr. Bazemore’s and Mr. Trachtenberg’s annual base salaries to $585,500,  $455,700 and $410,500, respectively, effective January 1, 2020.

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Annual Bonus.  Performance-based bonuses, which are calculated as a percentage of base salary, are designed to motivate our employees to achieve annual goals based on our strategic, financial and operating performance objectives. Historically, our board of directors or our compensation committee has approved discretionary annual cash bonuses to our named executive officers with respect to their prior year performance.

Mr. Iwicki’s individual performance-based target bonus amount for 2020, expressed as a percentage of his annual base salary, is 60%. Each of Mr. Bazemore’s and Mr. Trachtenberg’s individual performance-based target bonus amount for 2020, expressed as a percentage of each of their annual base salary, is 40%.

Equity Incentives.  Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our compensation committee periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options, time-based restricted stock units or performance-based restricted stock units.

In February 2018, based on overall performance, we granted to Mr. Iwicki and Mr. Bazemore options to purchase 230,000 and 25,000 shares of our common stock, respectively. In April 2018, we granted Mr. Trachtenberg an option to purchase 150,000 shares of common stock as an inducement material to Mr. Trachtenberg’s acceptance of employment with the company. In January 2019, based on overall performance, we granted to Mr. Iwicki options to purchase 460,000 shares of our common stock, to Mr. Bazemore options to purchase 175,000 shares of our common stock and to Mr. Trachtenberg options to purchase 165,000 shares of our common stock.  In October 2019, following a review by the compensation committee of executive officer compensation,  we granted to Mr. Bazemore options to purchase 175,000 shares of our common stock and to Mr. Trachtenberg options to purchase 100,000 shares of our common stock.  In January 2020, based on overall performance, we granted to Mr. Iwicki options to purchase 365,000 shares of our common stock and to each of Mr. Bazemore and Mr. Trachtenberg options to purchase 120,000 shares of our common stock. All of the options granted in 2018 and 2019 to Mr. Iwicki, Mr. Bazemore and Mr. Trachtenberg vest monthly as to 1/48th of the shares underlying the option, other than Mr. Trachtenberg’s inducement option which vests over four years, with 25% of the shares underlying the option vested on April 2, 2019 and 1/48th vesting monthly thereafter.

Prior to our IPO, our executives were eligible to participate in our 2009 Employee, Director and Consultant Equity Incentive Plan, as amended, or the 2009 Plan. Following the closing of our IPO, our employees and executives became eligible to receive stock options and other stock-based awards pursuant to the 2017 Equity Incentive Plan and no further grants are made under the 2009 Plan. For a description of our 2009 Plan and our 2017 Equity Incentive Plan, see “—Stock Option and Other Compensation Plans”.

We use stock options to compensate our executive officers in the form of initial grants in connection with the commencement of employment and also at various times, often but not necessarily annually, if we have performed as expected or better than expected. The award of stock options to our executive officers, including our Chief Executive Officer, generally have been and going forward are expected to be made by our compensation committee. None of our executive officers is currently party to an employment agreement that provides for automatic award of stock options. We have granted stock options to our executive officers with both time-based and performance-based vesting. Prior to our IPO, the options that we granted to our executive officers with time-based vesting typically become exercisable as to 25% of the shares underlying the option on the first anniversary of the grant date, and as to an additional 1/48th of the shares underlying the option monthly thereafter. Since our IPO and going forward, annual and other grants made to existing executive officers and employees typically vest monthly as to 1/48th of the shares underlying the option. Vesting and exercise rights cease shortly after termination of employment except in the case of death or disability and, in certain circumstances, including, upon a change in control. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents.

We have historically granted stock options with exercise prices that are equal to the fair market value of our common stock on the date of grant as determined by our board of directors or compensation committee, based on a number of objective and subjective factors. The exercise price of all stock options granted after our IPO has been and will be equal to the fair market value of shares of our common stock on the date of grant, which will be determined by reference to the closing market price of our common stock on the date of grant.

Outstanding Equity Awards at December 31, 2019

The following table sets forth information regarding all outstanding stock options held by each of our named executive officers as of December 31, 2019.

	Option Awards
				Equity
				incentive plan
				awards;
	Number of	Number of		Number of
	securities	securities		securities
	underlying	underlying		underlying
	unexercised	unexercised		unexercised	Option	Option
	options (#)	options (#)		unearned	exercise	expiration
Name	exercisable	unexercisable		options (#)	price ($)	date
Mark Iwicki	272,496	—		—	$3.34	6/3/2025
	378,844	—		—	$5.21	9/11/2025
	609,811	—		—	$3.34	6/17/2026
	47,506	31,126	(1)	—	$15.00	7/18/2027
	105,417	124,583	(2)	—	$12.86	2/6/2028
	105,417	354,583	(3)	—	$5.19	1/1/2029
Todd Bazemore	89,583	82,417	(4)	—	$19.60	11/19/2027
	11,458	13,542	(5)	—	$12.86	2/6/2028
	40,104	134,896	(6)	—	$5.19	1/1/2029
	7,292	167,708	(7)	—	$3.45	10/11/2029
Eric L. Trachtenberg	62,500	87,500	(8)	—	$16.62	4/5/2028
	37,813	127,187	(9)	—	$5.19	1/1/2029
	4,167	95,833	(10)	—	$3.45	10/11/2029

(1)	Mr. Iwicki’s option vests over four years, with 2.0833% of the shares underlying the option vested on August 31, 2017 and 2.0833% of the shares vesting monthly thereafter.
(2)	Mr. Iwicki’s option vests over four years, with 2.0833% of the shares underlying the option vested on March 7, 2018 and 2.0833% of the shares vesting monthly thereafter.
(3)	Mr. Iwicki’s option vests over four years, with 2.0833% of the shares underlying the option vested on February 2, 2019 and 2.0833% of the shares vesting monthly thereafter.
(4)	Mr. Bazemore’s option vests over four years, with 25% of the shares underlying the option vested on November 20, 2018 and 2.0833% vesting monthly thereafter.
(5)	Mr. Bazemore’s option vests over four years, with 2.0833% of the shares underlying the option vested on March 7, 2018 and 2.0833% of the shares vesting monthly thereafter.
(6)	Mr. Bazemore’s option vests over four years, with 2.0833% of the shares underlying the option vested on February 2, 2019 and 2.0833% of the shares vesting monthly thereafter.
(7)	Mr. Bazemore’s option vests over four years, with 2.0833% of the shares underlying the option vested on November 15, 2019, and 2.0833% of the shares vesting monthly thereafter.
(8)

Mr. Trachtenberg’s option vests over four years, with 25% of the shares underlying the option vested on April 2, 2019 and 2.0833% vesting monthly thereafter. This award was granted outside of the company’s 2017 Plan (as defined below) as an inducement material to Mr. Trachtenberg’s acceptance of employment with the company in accordance with Nasdaq Listing Rule 5635(c)(4).

(9)	Mr. Trachtenberg’s option vests over four years, with 2.0833% of the shares underlying the option vested on February 2, 2019 and 2.0833% of the shares vesting monthly thereafter.
(10)	Mr. Trachtenberg’s option vests over four years, with 2.0833% of the shares underlying the option vested on November 15, 2019 and 2.0833% of the shares vesting monthly thereafter.

Employment Agreements with Executive Officers

Letter Agreement with Mr. Iwicki

Mr. Iwicki was appointed as our Chief Executive Officer and Chairman of our board of directors pursuant to a letter agreement with us dated September 10, 2015, which amended and restated a prior letter agreement. In August 2017, Mr. Iwicki was appointed as our President. Mr. Iwicki is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason.

In December 2019, Mr. Iwicki’s annual base salary was increased to $585,500, effective January 1, 2020. Mr. Iwicki’s base salary is subject to annual review and adjustment by our compensation committee. In addition, Mr. Iwicki is eligible to receive a discretionary bonus in a target amount of 60% of his annual base salary, as determined by our board of directors in its sole discretion.

On March 11, 2019, Mr. Iwicki’s employment letter agreement was amended to revise the severance benefits he is entitled to receive upon termination in connection with the following events. Subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of Mr. Iwicki’s employment by us without cause or by him for good reason, each as defined in his employment letter agreement, and such termination is not within the twenty-four month period following a change of control, as defined in his employment letter agreement, Mr. Iwicki will be entitled to a lump sum payment in an amount equal to (i) twenty-four months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) an amount equal to 200% of his target bonus attributable to the year of termination and (iv) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives. In addition, Mr. Iwicki will be entitled to twenty-four months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the twenty-four month period.

Further, in the event of the termination of Mr. Iwicki’s employment by us without cause or by him for good reason within the twenty-four month period following a change of control, Mr. Iwicki will be entitled to a lump sum payment in an amount equal to (i) thirty months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) 250% of the greater of (A) the average bonus Mr. Iwicki received during the two years prior to termination or resignation, or (B) the target bonus for the year of termination or resignation. In addition, Mr. Iwicki will be entitled thirty months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for thirty months.

In addition, in the event we terminate his employment or other service relationship with us without cause, he terminates his employment or other service relationship with us for good reason, or his employment or other service relationship with us terminates by reason of his death or disability, Mr. Iwicki is entitled to the automatic vesting and exercisability of any unvested options that would have vested if Mr. Iwicki’s employment or other service relationship with us had continued for twenty-four months following such termination. In addition, provided Mr. Iwicki is an employee, member of our board of directors or is otherwise providing services to us at the time of a change of control, as defined in the letter agreement, or in the event of the termination of Mr. Iwicki’s employment by us without cause or by him for good reason in contemplation of a change of control, as defined in the letter agreement, Mr. Iwicki’s time-based equity awards will vest in full upon consummation of such change in control. Options granted to Mr. Iwicki will be exercisable for up to eighteen months following the termination of his employment or other relationship with us other than a termination for cause. Mr. Iwicki also is entitled to piggyback registration rights with respect to options granted pursuant to his employment letter agreement.

In addition, in the event we terminate his employment without cause or he terminates his employment for good reason within the twenty-four month period following a change of control, Mr. Iwicki is entitled to the automatic vesting and exercisability of any options and other equity awards granted to him following a change of control that vest solely based on his continued employment and have not vested.

Letter Agreement with Mr. Bazemore

Mr. Bazemore was appointed as our Chief Operating Officer pursuant to a letter agreement with us dated November 6, 2017. Mr. Bazemore is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason. In December 2019, Mr. Bazemore’s annual base salary was increased to $455,700, effective January 1, 2020. Mr. Bazemore’s base salary is subject to annual review and adjustment by our compensation committee. In addition, Mr. Bazemore is eligible to receive a discretionary bonus in a target amount of 40% of his annual base salary, as determined by our board of directors in its sole discretion.

On March 11, 2019, Mr. Bazemore’s employment letter agreement was amended to revise the severance benefits he is entitled to receive upon termination in connection with the following events. Subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of Mr. Bazemore’s employment by us without cause or by him for good reason, each as defined in his employment letter agreement, and such termination is not within the twenty-four month period following a change of control, as defined in his employment letter agreement, Mr. Bazemore will be entitled to a lump sum payment in an amount equal to (i) twelve months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) an amount equal to 100% of his target bonus for the year of termination. In addition, Mr. Bazemore is entitled to twelve months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the twelve-month period.

Further, in the event of the termination of Mr. Bazemore’s employment by us without cause or by him for good reason within the twenty-four month period following a change of control, Mr. Bazemore will be entitled to a lump sum payment in an amount equal to (i) eighteen months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) 150% of the greater of (A) the average bonus Mr. Bazemore received during the two years prior to termination or resignation, or (B) the target bonus for the year of termination or resignation. In addition, Mr. Bazemore is entitled to eighteen months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the eighteen-month period.

In addition, in the event we terminate his employment without cause or he terminates his employment for good reason, Mr. Bazemore is entitled to the automatic vesting and exercisability of any options and other equity awards granted to him that vest solely based on his continued employment that would have vested if his employment had continued for twelve months following such termination, and any performance-based grants with the performance period ending within one year after the termination shall be treated as having satisfied any service requirement with respect thereto and shall vest subject to, and only to the extent of, the satisfaction of the applicable performance goals at the end of the applicable performance period.

In the event we terminate his employment without cause or he terminates his employment for good reason in contemplation of a change of control, as defined in the letter agreement, or within the twenty-four-month period following a change of control, Mr. Bazemore is entitled to the automatic vesting and exercisability of 100% of any options and other equity awards granted to him that vest solely based on his continued employment, and any performance based grants with a performance period ending within one year after the termination will be treated as having satisfied any service requirement with respect such grant, and will vest subject to, and only to the extent of, the satisfaction of the applicable performance goals at the end of the applicable performance period.

Letter Agreement with Mr. Trachtenberg

Mr. Trachtenberg was appointed to serve on a full-time basis as our General Counsel and Corporate Secretary pursuant to a letter agreement with us dated March 25, 2018. Mr. Trachtenberg was also appointed Chief Compliance Officer in June 2018. Mr. Trachtenberg is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason. In December 2019, Mr. Trachtenberg’s annual base salary was increased to $410,500, effective January 1, 2020. Mr. Trachtenberg’s base salary is subject to annual review and adjustment by our compensation committee. In addition, Mr. Trachtenberg is eligible to receive a discretionary bonus in a target amount of 40% of his annual base salary, as determined by our board of directors in its sole discretion.

On March 11, 2019, Mr. Trachtenberg’s employment letter agreement was amended to revise the severance benefits he is entitled to receive upon certain events, as follows. Subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of Mr. Trachtenberg’s employment by us without cause or by him for good reason, each as defined in his employment letter agreement, and such termination is not within twenty-four month period following a change of control, as defined in his employment letter agreement, Mr. Trachtenberg will be entitled to a lump sum payment in an amount equal (i) to twelve months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) an amount equal to 100% of his target bonus for the year of termination. In addition, Mr. Trachtenberg is entitled to twelve months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the twelve-month period.

Further, in the event of the termination of Mr. Trachtenberg’s employment by us without cause or by him for good reason within the twenty-four month period following a change of control, Mr. Trachtenberg will be entitled to a lump sum payment in an amount equal to (i) eighteen months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) 150% of the greater of (A) the average bonus Mr. Trachtenberg received during the two years prior to termination or resignation, or (B) the target bonus for the year of termination or resignation. In addition, Mr. Trachtenberg is entitled to eighteen months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the eighteen-month period.

In addition, in the event we terminate his employment without cause or he terminates his employment for good reason, Mr. Trachtenberg is entitled to the automatic vesting and exercisability of any options and other equity awards granted to him that vest solely based on his continued employment that would have vested if his employment had continued for twelve months following such termination. In the event we terminate his employment without cause or he terminates his employment for good reason within the twenty-four-month period following a change of control, Mr. Trachtenberg is entitled to the automatic vesting and exercisability of 100% of any options and other equity awards granted to him that vest solely based on his continued employment.

Employee Non-Competition, Non-Solicitation, Confidentiality, and Assignment of Inventions Agreements

Each of our named executive officers has entered into a standard form agreement with respect to non-competition, non-solicitation, confidential information and assignment of inventions. Under this agreement, each executive officer has agreed not to compete with us during his or her employment and for a period of one year after the termination of his or her employment and to protect our confidential and proprietary information indefinitely. Under this agreement, Mr. Iwicki has agreed not to solicit our employees or consultants during his employment and for a period of twelve months after the termination of his employment, and each of Mr. Bazemore and Mr. Trachtenberg have agreed not to solicit our employees or consultants during his employment and for a period of eighteen months after the termination of his employment, and each executive officer has agreed to protect our confidential and proprietary information indefinitely. In addition, under this agreement, each executive officer has agreed that we own all inventions, as defined in the agreement, that are developed during such executive officer’s employment and for a period of one year after the termination of his or her employment, to the extent such invention is our field of interest, as defined in the agreement. Each executive officer also agreed to assign to us any inventions which were not prepared or originated in the performance of employment but that were provided to us or incorporated into any of our products or systems.

Stock Option and Other Compensation Plans

In this section we describe our 2009 Employee, Director and Consultant Equity Incentive Plan, as amended to date, or the 2009 Plan, our 2017 Equity Incentive Plan, or the 2017 Plan, and our Amended and Restated 2017 Employee Stock Purchase Plan, or 2017 ESPP. Prior to our IPO, which closed on July 25, 2017, we granted awards to eligible participants under the 2009 Plan. Following the closing of our IPO, we ceased granting awards under the 2009 Plan and started granting awards to eligible participants under the 2017 Plan.

2009 Plan

Our 2009 Plan was adopted by our board of directors and approved by our stockholders on December 11, 2009 and subsequently amended by our board in 2012, 2013, 2014 and 2015. The 2009 Plan provided for the grant of incentive stock options, non-qualified options, shares, restricted or otherwise, of our common stock, and other stock-based awards. We refer to awards granted under our 2009 Plan as stock rights. Our employees, directors and consultants were eligible to receive stock rights under our 2009 Plan; however incentive stock options could only be granted to our employees who are deemed to be residents of the United States.

The type of stock right granted under our 2009 Plan and the terms of such stock right are set forth in the applicable stock right award agreement.

Pursuant to the 2009 Plan, our board of directors (or a committee to which our board delegates its authority) administers the 2009 Plan. Subject to the provisions of the 2009 Plan, our board of directors is authorized to:

•	interpret the provisions of the 2009 Plan and all stock rights and make all rules and determinations that it deems necessary or advisable for the administration of the 2009 Plan;
•

amend any term or condition of an outstanding stock right, including, without limitation, to reduce or increase the exercise price or purchase price, accelerate the vesting or extend the expiration date, provided that no such change will impair a participant’s rights under any prior grant unless we obtain the participant’s consent;

•

purchase and/or cancel a stock right previously granted and grant other stock rights in substitution, which may cover the same or a different number of shares and which may have a lower or higher exercise or purchase price per share, based on such terms and conditions as the board of directors establishes and the participant accepts; and

•

adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate to facilitate the 2009 Plan or to comply with or take advantage of any tax or other laws applicable to us, any of our affiliates, or to participants, which sub-plans may include additional restrictions or conditions applicable to stock rights or shares issuable pursuant to a stock right.

Effect of certain changes in capitalization

If our shares of common stock are subdivided or combined into a greater or smaller number of shares, if we issue shares of common stock as a stock dividend, or if we make any distribution of additional, new or different shares or securities of ours or any distribution of non-cash assets with respect to our shares of common stock, then, subject to the terms of the 2009 Plan, our board of directors shall proportionately and appropriately adjust:

•	the number of shares of our common stock deliverable upon the exercise of an option or acceptance of a stock grant;
•	the exercise or purchase price per share; and
•	any other term or condition of a stock right.

Effect of certain corporate transactions

In the event that we are consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of our assets (other than a transaction to merely change the state of incorporation), which we refer to as corporate transactions, our board of directors, or the board of directors of any entity assuming our obligations under the 2009 Plan, must take one of the following actions pursuant to the 2009 Plan as to outstanding options, subject to the terms of the 2009 Plan:

•

provide for the continuation of the outstanding options by equitably substituting for the shares of our common stock then underlying such options either with securities of any successor or acquiring entity or the consideration payable with respect to the outstanding shares of our common stock in connection with the corporate transaction;

•

provide by written notice to the participants that the outstanding options will terminate unless exercised (to the extent then exercisable or made partially or fully exercisable by our board of directors for purposes of the corporate transaction) within a specified period following the date of the notice; or

•

terminate each outstanding option in exchange for a payment equal to the consideration payable upon consummation of the corporate transaction to a holder of the number of shares of our common stock into which such option would have been exercisable (to the extent then exercisable or made partially or fully exercisable by our board of directors for purposes of the corporate transaction), minus the aggregate exercise price of such option.

If there is a corporate transaction, our board of directors, or the board of directors of any entity assuming our obligations under the 2009 Plan, must take one of the following actions pursuant to the 2009 Plan as to outstanding stock grants, restricted or otherwise, subject to the terms of the 2009 plan:

•

provide for the continuation of the outstanding stock grants on the same terms and conditions by equitably substituting for the shares of our common stock then subject to such stock grants either with securities of any successor or acquiring entity or the consideration payable with respect to the outstanding shares of our common stock in connection with the corporate transaction; or

•

provide that each outstanding stock grant will terminate in exchange for a payment equal to the consideration payable upon consummation of the corporate transaction to a holder of the number of shares of our common stock comprising such stock grant (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights or our board of directors waives all forfeiture and repurchase rights upon the corporate transaction).

In taking any of the above actions with respect to stock rights, our board of directors will not be obligated to treat all stock rights, all stock rights held by a participant, or all stock rights of the same type, identically.

As of March 31, 2020, options to purchase 2,439,678 shares of common stock were outstanding under the 2009 Plan at a weighted average exercise price of $3.53 per share, and 723,599 options to purchase shares of our common stock had been exercised.

We will no longer grant awards under our 2009 Plan; however, awards outstanding under our 2009 Plan continue to be governed by their existing terms.

2017 Equity Incentive Plan

Our 2017 Plan, which became effective on July 19, 2017, was adopted by our board of directors and approved by our stockholders in July 2017. The 2017 Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards. On April 20, 2020, our board of directors approved an amendment to the 2017 Plan to increase the number of shares of common stock reserved for issuance under the 2017 Plan, subject to the approval of the amendment by the stockholders at our 2020 annual meeting of stockholders. For a more detailed summary of our 2017 Plan and the proposed amendment to our 2017 Plan, please refer to Proposal 3 of this proxy statement.

Amended and Restated 2017 Employee Stock Purchase Plan

Our 2017 ESPP, which became effective on July 19, 2017, was adopted by our board of directors and approved by our stockholders in July 2017 and amended and restated by our board of directors in December 2018. The 2017 ESPP is administered by our board of directors or by a committee appointed by our board of directors. The 2017 ESPP initially provides participating employees with the opportunity to purchase an aggregate of 223,341 shares of our common stock. The number of shares of our common stock reserved for issuance under the 2017 ESPP will automatically increase on the first day of each fiscal year, beginning on January 1, 2019 and ending on December 31, 2029, in an amount equal to the lowest of: (1) 893,441 shares of our common stock; (2) 1% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year; and (3) an amount determined by our board of directors. The number of shares authorized for issuance under the 2017 ESPP increased, pursuant to the terms of the 2017 ESPP, by an additional 338,630 shares, equal to 1% of our then-outstanding common stock, effective as of January 1, 2019 and an additional 360,862 shares, equal to 1% of our then-outstanding common stock, effective as of January 1, 2020.

All of our employees and employees of any of our designated subsidiaries, as defined in the 2017 ESPP, are eligible to participate in the 2017 ESPP, provided that:

•	such person is customarily employed by us or a designated subsidiary for more than 20 hours a week and for more than five months in a calendar year; and
•	such person was our employee or an employee of a designated subsidiary on the first day of the applicable offering period under the 2017 ESPP.

We retain the discretion to determine which eligible employees may participate in an offering under applicable Treasury regulations.

We may make one or more offerings to our eligible employees to purchase stock under the 2017 ESPP beginning at such time and on such dates as our board of directors may determine, or the first business day thereafter. Each offering will consist of a six-month offering period during which payroll deductions will be made and held for the purchase of our common stock at the end of the offering period. Our board of directors or a committee appointed by our board, may, at its discretion, choose a different period of not more than 12 months for offerings. The first offering period under our 2017 ESPP commenced on January 1, 2019 and subsequent offering periods commenced on July 1, 2019 and January 1, 2020.

On each offering commencement date, each participant will be granted the right to purchase, on the last business day of the offering period, up to 25,000 shares of our common stock. No employee may be granted an option under the 2017 ESPP that permits the employee’s rights to purchase shares under the 2017 ESPP and any other employee stock purchase plan of ours or of any of our subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value of our common stock (determined as of the first day of each offering period) for each calendar year in which the option is outstanding. In addition, no employee may purchase shares of our common stock under the 2017 ESPP that would result in the employee owning 5% or more of the total combined voting power or value of our stock or the stock of any of our subsidiaries.

On the commencement date of each offering period, each eligible employee may authorize up to a maximum of 15% of his or her compensation to be deducted by us during the offering period. Each employee who continues to be a participant in the 2017 ESPP on the last business day of the offering period will be deemed to have exercised an option to purchase from us the number of whole shares of our common stock that his or her accumulated payroll deductions on such date will buy, not in excess of the maximum numbers set forth above. Under the terms of the 2017 ESPP, the purchase price shall be determined by our board of directors for each offering period and will be at least 85% of the applicable closing price of our common stock. If our board of directors does not make a determination of the purchase price, the purchase price will be 85% of the lesser of the closing price of our common stock on the first business day of the offering period or on the last business day of the offering period.

An employee may at any time prior to the close of business on the fifteenth business day prior to the end of an offering period, and for any reason, permanently withdraw from participation in an offering prior to the end of an offering period and permanently withdraw the balance accumulated in the employee’s account. Any balance remaining in an employee’s payroll deduction account at the end of an offering period will be automatically refunded to the employee. If a participating employee’s employment ends before the last business day of an offering period, no additional payroll deductions will be taken and the balance in the employee’s account will be paid to the employee.

We are required to make equitable adjustments to the extent determined by our board of directors or a committee of our board of directors to the number and class of securities available under the 2017 ESPP, the share limitations under the 2017 ESPP and the purchase price for an offering period under the 2017 ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.

In connection with a merger or other reorganization event (as defined in the 2017 ESPP), our board of directors or a committee of our board of directors may take any one or more of the following actions as to outstanding options to purchase shares of our common stock under the 2017 ESPP on such terms as our board of directors or committee determines:

•	provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
•

upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board of directors or committee in such notice, which date shall not be less than ten days preceding the effective date of the reorganization event;

•

upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;

•

in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, change the last day of the offering period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to (1) the cash payment for each share surrendered in the reorganization event times the number of shares of our common stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the cash payment for each share surrendered in the reorganization event is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the 2017 ESPP minus (2) the result of multiplying such number of shares by the purchase price; and/or

•	provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the purchase price thereof).

Our board of directors may at any time, and from time to time, amend or suspend the 2017 ESPP, or any portion of the 2017 ESPP. We will obtain stockholder approval for any amendment if such approval is required by Section 423 of the Internal Revenue Code of 1986, as amended, or the Code. Further, our board of directors may not make any amendment that would cause the 2017 ESPP to fail to comply with Section 423 of the Code. The 2017 ESPP may be terminated at any time by our board of directors. Upon termination, we will refund all amounts in the accounts of participating employees.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 90% of his or her pre-tax compensation, up to a statutory limit, which was $19,000 for 2019 and is $19,500 for 2020. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2019 was up to an additional $6,000 above the statutory limit and in 2020 may be up to an additional $6,500 above the statutory limit. As of January 2017, we also make discretionary matching contributions to our 401(k) plan equal to 50% of the employee contributions up to 2% of the employee’s salary, subject to the statutorily prescribed limit, equal to $19,000 in 2019 and $19,500 in 2020. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions and our discretionary match. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following certain procedures.

Limitation of Liability and Indemnification

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law, or the DGCL, and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	for voting for or assenting to unlawful payments of dividends, stock repurchases or other distributions; or
•	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers specified liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with all of our directors and officers. These indemnification agreements may require us, among other things, to indemnify each such director or officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or officers.

Some of our non-employee directors may, through their relationships with their employers, be insured or indemnified against specified liabilities incurred in their capacities as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the Securities Act, may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 10b5‑1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5‑1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5‑1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. It also is possible that the director or officer could amend or terminate the plan when not in possession of material, nonpublic information. In addition, our directors and executive officers may buy or sell additional shares outside of a Rule 10b5‑1 plan when they are not in possession of material, nonpublic information.

Director Compensation

The table below shows all compensation to our non-employee directors during 2019.

	Fees Earned or	Option	All Other
Name	Paid in Cash ($)	Awards ($)(1) (2)	Compensation ($)	Total ($)
Gregory Grunberg	47,500	74,972	—	122,472
Andrew I. Koven	71,250	74,972	—	146,222
Robert Paull	60,000	74,972	—	134,972
Gregory D. Perry	60,000	74,972	—	134,972
Howard B. Rosen	50,000	74,972	—	124,972
Rajeev Shah	60,000	74,972	—	134,972

(1)

The amounts reported in the “Option Awards” column reflect the aggregate fair value of share-based compensation awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. See Note 12 to our financial statements appearing in our Annual Report on Form 10‑K, which was filed with the SEC on February 12, 2020 regarding assumptions underlying the valuation of equity awards.

(2)	The number of shares underlying stock options granted to our directors in 2019 are:

		Number of Shares
		Underlying Stock
		Option Grants in
Name	Grant Date	2019-#
Gregory Grunberg	6/5/2019	21,000
Andrew I. Koven	6/5/2019	21,000
Robert Paull	6/5/2019	21,000
Gregory D. Perry	6/5/2019	21,000
Howard B. Rosen	6/5/2019	21,000
Rajeev Shah	6/5/2019	21,000

The aggregate outstanding options for each non-employee director as of December 31, 2019 are:

Aggregate Options
Name	Outstanding(#)
Gregory Grunberg	46,920
Andrew I. Koven	59,880
Robert Paull	46,920
Gregory D. Perry	46,920
Howard B. Rosen	85,166
Rajeev Shah	46,920

Mr. Iwicki, one of our directors who also serves as our President and Chief Executive Officer, does not receive any additional compensation for his service as a director. The compensation that we pay to our Chief Executive Officer is discussed under “—Summary Compensation Table” and “—Narrative to Summary Compensation Table.”

From January 1, 2019 through April 20, 2020, our non-employee directors were compensated for their services on our board of directors as follows:

•

each non-employee director will receive an option to purchase 42,000 shares of our common stock, upon his or her initial election or appointment to our board of directors, which option will vest with respect to one third of the shares on the first anniversary of the grant and with respect to an additional 1/36th of the shares on each monthly anniversary thereafter and will vest automatically as to 100% of the unvested portion of such option upon specified change in control events;

•

each non-employee director who has then served on our board of directors for at least six months will receive, on the date of the first board meeting held after each annual meeting of stockholders, an option to purchase 21,000 shares of our common stock, which option will vest in equal monthly installments until the one-year anniversary of the date of grant and will vest automatically as to 100% of the unvested portion of such option upon specified change in control events (the “Annual Equity Grant”);

•	each non-employee director will receive an annual fee of $40,000;
•	the lead independent director will receive an additional annual fee of $18,750; and
•	each non-employee director who serves as member of a committee of our board of directors will receive additional compensation as follows:
•	audit committee—an annual non-chair retainer of $10,000; chair annual retainer of $20,000;
•	compensation committee—an annual non-chair retainer of $7,500; chair annual retainer of $15,000; and
•	nominating and corporate governance committee—an annual non-chair retainer of $5,000; chair annual retainer of $10,000.

Each member of our board of directors also is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which he or she serves.

Following April 20, 2020, each non-employee director who has then served on our board of directors for at least six months will receive, on the date of the first board meeting held after each annual meeting of stockholders, in lieu of the Annual Equity Grant, 20,000 restricted stock units, and if then serving as the lead independent director, 28,000 restricted stock units, which restricted stock units will vest (A) on the earlier of (i) the first anniversary date of the previous year’s annual meeting or (ii) the date of the first annual meeting following the grant date,  and (B) automatically as to 100% of the unvested portion of such restricted stock units upon specified change in control events. Each non-employee director shall be permitted to defer the receipt of such restricted stock units until the earlier of the director’s cessation of service to us or the date of a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i) (in each event, to the extent vested on such date).

Compensation Committee Interlocks and Insider Participation

For 2019, the members of our compensation committee were Rajeev Shah, Gregory Grunberg and Andrew I. Koven. None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee. None of the members of our compensation committee is, or has ever been, an officer or employee of our company.

Securities authorized for issuance under equity compensation plans

The following table contains information about our equity compensation plans as of December 31, 2019. As of December 31, 2019, we had three equity compensation plans, our 2009 Plan, our 2017 Plan and our 2017 ESPP, each of which was approved by our stockholders. We have also made inducement awards to certain new hires, which awards were not approved by our stockholders.

Equity Compensation Plan Information

Number of
securities
remaining available
	Number of			for future issuance
	securities to be			under equity
	issued upon		Weighted-average	compensation plans
	exercise of		exercise price	(excluding
	outstanding options,		of outstanding options,	securities reflected
	warrants and rights		warrants and rights ($)	in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	6,813,493	(1)	7.33	461,585	(2)(3)(4)
Equity compensation plans not approved by security holders	639,583	(5)	8.88	—
Total	7,453,076		7.46	461,585

(1)	Includes shares of our common stock issuable upon exercise of options to purchase common stock awarded under our 2009 Plan and our 2017 Plan.
(2)	Includes 146,942 shares of our common stock available for issuance under our 2017 Plan and 314,643 shares of common stock available for issuance under our 2017 ESPP.
(3)

The number of shares of common stock reserved for issuance under the 2017 Plan will be increased on the first day of each fiscal year through January 1, 2027, in amount equal to the lowest of: (i) 3,573,766 shares of common stock, (ii) 4% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year or (iii) an amount determined by our board of directors. On January 1, 2020, the shares under the 2017 Plan were increased by 1,443,450 shares pursuant to the annual increase described above.

(4)

The number of shares of our common stock reserved for issuance under the 2017 ESPP will be increased on the first day of each fiscal year through January 1, 2029, in an amount equal to the lowest of: (1) 893,441 shares of common stock, (2) 1% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year or (3) an amount determined by our board of directors. On January 1, 2020, the shares under the 2017 ESPP were increased by 360,862 shares pursuant to the annual increase described above.

(5)

Represents inducement option awards granted to employees in accordance with Nasdaq Listing Rule 5635(c)(4) each with an exercise price equal to closing price of our common stock on the date of grant and vesting over four years with 25% of the shares underlying each option vesting on the first anniversary of the applicable employee’s new hire date and 2.0833% vesting monthly thereafter.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. The audit committee has reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2019 and discussed them with Company management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

The audit committee has received from, and discussed with, Deloitte & Touche LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission. In addition, the audit committee has received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with us concerning independence, have considered the compatibility of non-audit services with the auditors’ independence and have discussed with Deloitte & Touche LLP its independence from management and the Company.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2019.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors
Gregory D. Perry, Chair
Robert Paull
Howard B. Rosen

MATTERS TO BE VOTED ON

Proposal 1: Election of Directors

Our Restated Certificate of Incorporation provides for a classified board of directors. This means our board of directors is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

Our board of directors consists of seven members, divided into three classes as follows:

•	Class I is comprised of Andrew I. Koven and Gregory D. Perry, each with a term ending at the 2021 annual meeting of stockholders;
•	Class II is comprised of Mark Iwicki and Gregory Grunberg, each with a term ending at the 2022 annual meeting of stockholders; and
•	Class III is comprised of Robert Paull, Howard B. Rosen and Rajeev Shah, each with a term ending at the 2020 annual meeting of stockholders.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

Our board of directors, on the recommendation of our nominating and corporate governance committee, has nominated Robert Paull, Howard B. Rosen and Rajeev Shah for election as Class III directors, each with a term ending at the 2023 annual meeting of stockholders.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of each of the Class III nominees identified above to a three-year term ending at the 2023 annual meeting of stockholders, each such nominee to hold office until his successor has been duly elected and qualified. Each of the nominees has indicated a willingness to continue to serve as director, if elected. In the event that any nominee should be unable to serve, discretionary authority is reserved for the named proxy holders to vote for a substitute, or to reduce the number of directors to be elected, or both. We do not expect that any of the nominees will be unable to serve if elected.

A plurality of the combined voting power of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to elect each nominee as a director.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ROBERT PAULL, HOWARD B. ROSEN AND RAJEEV SHAH TO SERVE AS CLASS III DIRECTORS.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

Our audit committee has appointed the firm of Deloitte & Touche LLP, or Deloitte, an independent registered public accounting firm, as independent auditors for the fiscal year ending December 31, 2020. Although stockholder approval of our audit committee’s appointment of Deloitte is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our audit committee will reconsider its appointment of Deloitte. Deloitte has no direct or indirect material financial interest in our company or our subsidiaries. Representatives of Deloitte are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Audit Fees and Services

Deloitte was our independent registered public accounting firm for the years ended December 31, 2019 and December 31, 2018. The following table summarizes the fees Deloitte billed to us for the last two fiscal years. All such services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Years Ended December 31,
Fee Category	2019	2018
Audit Fees(1)	$771,730	$619,782
Audit-Related Fees	—	—
Tax Fees(2)	98,845	91,500
All Other Fees(3)	1,895	1,895
Total Fees	$872,470	$713,177

(1)

Audit fees consist of fees billed for professional services rendered by Deloitte & Touche LLP for the audits of our annual consolidated financial statements, the reviews of our interim consolidated financial statements, and related services that are normally provided in connection with statutory and regulatory filings or engagements, including, our registration statements.

(2)	Tax fees consist of fees for professional services with respect to tax compliance, tax advice and tax planning.
(3)

All other fees include fees and expenses for services which do not fall within the categories described above. All other fees consisted of a subscription to Deloitte & Touche LLP’s Accounting and Research Tool.

Pre-approval policies

The audit committee of our board of directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures. In 2020, the audit committee delegated to its chair the authority to pre-approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. By the terms of this delegated authority, the chair must be report on any such approval of services pursuant to the such authority at the first regularly scheduled meeting of the audit committee following such approval. The audit committee does not delegate its responsibility to approve services performed by the independent auditor to any member of management.

The standard applied by the audit committee, or the chair of the audit committee, in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

Proposal 3: Approval of an Amendment to the 2017 Equity Incentive Plan

On April 20, 2020, upon the recommendation of the Compensation Committee (the “Committee”), and subject to stockholder approval, our board of directors adopted an amendment to our 2017 Equity Incentive Plan (the “Amended Plan”). The Amended Plan includes only one material change to the 2017 Equity Incentive Plan, which is to increase the number of shares of our common stock available for issuance under the 2017 Equity Incentive Plan by 2,000,000 shares, subject to adjustment in the event of stock splits and other similar events.

The shares available for grant, if the amendment to the 2017 Equity Incentive Plan is approved, would enable us to continue to grant equity incentives, which we believe is vital to our ability to fully engage and attract and retain the highly skilled individuals required to support our anticipated retention and growth needs in the extremely competitive labor markets in which we are located. Our employees are some of our most valuable assets, and equity awards are crucial to our ability to motivate individuals in our service to achieve our goals. We strongly believe that the approval of the amendment to the 2017 Equity Incentive Plan is instrumental to our continued success.

As of April 20, 2020, (i) an aggregate of 8,671,394 options to purchase shares of our common stock with a weighted-average remaining term of 7.88 years and a weighted-average exercise price of $6.97 per share were outstanding under our 2017 Equity Incentive Plan, 2009 Employee, Director and Consultant Equity Incentive Plan, or 2009 Plan, and pursuant to inducement grants awarded outside of any plan, and (ii) an aggregate of 138,513 shares of common stock remained available for the grant of new awards under the 2017 Equity Incentive Plan and (iii) no shares were available for grant under the 2009 Plan. We expect that the proposed increase to the share pool under the 2017 Equity Incentive Plan, and taking into account future automatic share increases pursuant to the terms of the 2017 Equity Incentive Plan, will allow us to continue to grant equity awards at estimated rates for at least the next three years..

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR 2017 EQUITY INCENTIVE PLAN.

Highlights of the Amended Plan

•	No Repricing of Awards. The Amended Plan prohibits the direct or indirect repricing of stock options or stock appreciation rights, or SARs, without stockholder approval.
•	No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.
•

Dividends and Dividend Equivalents on Restricted Stock and Restricted Stock Units Not Paid Until Award Vests. Any dividends or dividend equivalents paid with respect to restricted stock or restricted stock units will be subject to the same restrictions on transfer and forfeitability as the award with respect to which it is paid.

•	No “Single Trigger” Vesting Upon Change in Control. Awards granted under the Amended Plan will not automatically vest solely as a result of a change in control.
•

Limited Transferability of Awards. Awards granted under the Amended Plan are generally not transferable with limited exceptions for certain transfers to family members or trusts or other entities established for the benefit of family members.

•	Administered by an Independent Committee. The Amended Plan is administered by the Committee which is made up entirely of independent directors.

Information Regarding Overhang and Dilution

In developing our share request for the Amended Plan and analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “overhang” and “burn rate.”

Overhang is a measure of potential dilution, which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the number of common shares outstanding. As of April 20, 2020, our overhang was 16%, reflecting:

•	8,671,394 outstanding options to purchase shares of common stock;
•	138,513 shares available for future award grants; and
•	55,688,778 shares of common stock outstanding.

Burn rate provides a measure of the potential dilutive impact of our equity award program which we calculate by dividing the aggregate number of shares subject to equity awards granted during the year under the 2017 Equity Incentive Plan, 2009 Plan or pursuant to inducement grants awarded outside a plan by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our burn rate for the 2019, 2018 and 2017 fiscal years as well as an average over those years.

Calendar Year	Awards Granted	Basic Weighted Average Number of Common Shares Outstanding	Gross Burn Rate (1)
2019	2,637,175	34,209,756	7.71%
2018	1,728,190	26,753,906	6.46%
2017	973,492	11,375,000	8.56%
Three-Year Average	1,779,619	24,112,887	7.38%

(1)	We define “gross burn rate” as the number of equity awards granted in the year divided by the basic weighted average number of common shares outstanding.

Description of the Amended Plan

The following is a brief summary of the Amended Plan. A copy of the amendment to our 2017 Equity Incentive Plan (the “Plan Amendment”) is attached as Appendix A to this proxy statement. A full copy of the Amended Plan is attached as Appendix B to this proxy statement. References to our board of directors in this summary shall include the Committee or any similar committee appointed by our board of directors to administer the Amended Plan.

Types of Awards; Shares Available for Awards; Share Counting Rules

The Amended Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, non-qualified stock options, SARs, restricted stock, restricted stock units, and other stock-based awards as described below, which we collectively refer to as awards.

Subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the Amended Plan (any or all of which awards may be in the form of incentive stock options) for up to the sum of 3,786,883 shares of our common stock, plus such additional number of shares of our common stock (up to 3,533,757 shares) as is equal to (x) the number of shares of our common stock reserved for issuance under our 2009 Plan, as amended that remained available for grant under the 2009 Plan immediately prior to the effectiveness of the registration statement with respect to our initial public offering, and (y) the number of shares of common stock subject to awards granted under the 2009 Plan, which awards expire, terminate or are otherwise surrendered, cancelled or forfeited or repurchased by us pursuant to a contractual repurchase right (subject, in the case of incentive stock options, to any limitations under the Code), plus an annual increase to be added on the first day of each fiscal year until, and including, the fiscal year ending December 31, 2027 equal to the least of (A) 3,573,766 shares of common stock, (B) 4% of the outstanding shares on such date and (C) an amount determined by the our board of directors.

For purposes of counting the number of shares available for the grant of awards under the Amended Plan, all shares of common stock covered by SARs will be counted against the number of shares available for the grant of awards under the Amended Plan. However, SARs that may be settled only in cash will not be so counted. In addition, if we grant a SAR in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Amended Plan.

Shares covered by awards under the Amended Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of a SAR that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the Amended Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of a SAR, the number of shares counted against the shares available for the grant of awards under the Amended Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of common stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will be added back to the number of shares available for the future grant of awards under the Amended Plan.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our board of directors may grant awards under the Amended Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our board of directors determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the Amended Plan. Any such substitute awards shall not count against the overall share limits of the Amended Plan, except as required by reason of Section 422 and related provisions of the Code.

Descriptions of Awards

Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the option grant. An option that is not intended to be an “incentive stock option” is a “non-qualified stock option.” Options may not be granted at an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. If our board of directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the Amended Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The Amended Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or by check, (ii) except as may otherwise be provided in the applicable option agreement or approved by our board of directors, by (A) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to us sufficient funds to pay the exercise price and any required tax withholding or (B) delivery by the participant to us of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to us cash or a check sufficient to pay the exercise price and any required tax withholding, (iii) to the extent provided in the applicable option agreement or approved by our board of directors, and subject to certain conditions, by delivery of shares of common stock to us owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable non-qualified stock option agreement or approved by our board of directors, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our board of directors, by any other lawful means, or (vi) by any combination of these forms of payment.

Stock Appreciation Rights.   A SAR is an award entitling the holder, upon exercise, to receive a number of shares of our common stock, or cash (or a combination of shares of our common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. The Amended Plan provides that the measurement price of a SAR may not be less than the fair market value of our common stock on the date the SAR is granted (provided, however, that if our board of directors approves the grant of a SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years.

Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the Amended Plan in connection with certain changes in capitalization and reorganization events, we may not (i) amend any outstanding option or SAR granted under the Amended Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (ii) cancel any outstanding option or SAR (whether or not granted under the Amended Plan) and grant in substitution therefor new awards under the Amended Plan (other than certain substitute awards issued in connection with an acquisition by us, described above) covering the same or a different number of shares of our common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (iii) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our common stock, or (iv) take any other action under the Amended Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market (“Nasdaq”).

Restricted Stock Awards.   Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.

Restricted Stock Unit Awards.   Restricted stock units, or RSUs, entitle the recipient to receive shares of our common stock, or cash equal to the fair market value of such shares, to be delivered at the time such award vests pursuant to the terms and conditions established by our board of directors. Our board of directors may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. Our board of directors may provide that a grant of RSUs may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock. Any such dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded.

Other Stock-Based Awards.   Under the Amended Plan, our board of directors may grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our board of directors may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the Amended Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as our board of directors may determine.

Eligibility to Receive Awards

All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the Amended Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code, our board of directors may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S‑8 under the Securities Act of 1933, as amended, for the registration of the sale of the common stock subject to such award to the proposed transferee. Further, we are not required to recognize any transfer until such time as the participant and the permitted transferee have, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to us.

No Rights as a Stockholder; Clawback

No participant shall have any rights as a stockholder with respect to any shares of common stock to be issued with respect to an award granted under the Amended Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the Amended Plan, a participant agrees to be bound by any clawback policy that we have in effect or may adopt in the future.

Administration

The Amended Plan will be administered by our board of directors. Our board of directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended Plan that it deems advisable and to construe and interpret the provisions of the Amended Plan and any award agreements entered into under the Amended Plan. Our board of directors may correct any defect, supply any omission or reconcile any inconsistency in the Amended Plan or any award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by our board of directors with respect to the Amended Plan and any awards made under the Amended Plan will be made in our board of directors’ discretion and will be final and binding on all persons having or claiming any interest in the Amended Plan or in any award.

Pursuant to the terms of the Amended Plan, our board of directors may delegate any or all of its powers under the Amended Plan to one or more committees or subcommittees of our board of directors. The board of directors has authorized the Committee to administer certain aspects of the Amended Plan, including the granting of awards to executive officers. Subject to any requirements of applicable law, our board of directors may delegate to one or more of our officers the power to grant awards (subject to limitations under the Amended Plan) to our employees or officers and to exercise such other powers under the Amended Plan as our board of directors may determine. However, the board of directors shall fix the terms of awards to be granted by such officers, the maximum number of shares subject to awards that the officers may grant, and the time period in which such awards may be granted. Further, no officer shall be authorized to grant awards to any of our “executive officers” (as defined by Rule 3b‑7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any of our “officers” (as defined by Rule 16a‑1(f) under the Exchange Act).

Subject to any applicable limitations contained in the Amended Plan, our board of directors, the Committee, or any other committee or officer to whom our board of directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.

Each award under the Amended Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our board of directors need not treat participants uniformly. Our board of directors will determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award. The board of directors may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our board of directors, to (i) the number and class of securities available under the Amended Plan, (ii) the share counting rules set forth in the Amended Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award.

We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the Amended Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our board of directors’ approval) arising out of any act or omission to act concerning the Amended Plan unless arising out of such person’s own fraud or bad faith.

Amendment of awards. Except as otherwise provided under the Amended Plan with respect to repricing outstanding stock options or SARs, our board of directors may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a non-qualified stock option, provided that the participant’s consent to any such action will be required unless our board of directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the Amended Plan or the change is otherwise permitted under the terms of the Amended Plan in connection with a change in capitalization or reorganization event.

Reorganization Events

The Amended Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the Amended Plan as (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.

Provisions Applicable to Awards Other than Restricted Stock. Under the Amended Plan, if a reorganization event occurs, our board of directors may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our board of directors determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and us): (i) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (v) provide that, in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. Our board of directors is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain restricted stock unit awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement.

Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our board of directors determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, our board of directors may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and us, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

Provisions for Foreign Participants

Our board of directors may establish one or more sub-plans under the Amended Plan to satisfy applicable securities, tax or other laws of various jurisdictions. Our board of directors will establish such sub-plans by adopting supplements to the Amended Plan containing any limitations on our board of director’s discretion under the Amended Plan and any additional terms and conditions not otherwise inconsistent with the Amended Plan as our board of directors deems necessary or desirable. All supplements adopted by our board of directors will be deemed to be part of the Amended Plan, but each supplement will only apply to participants within the affected jurisdiction.

Amendment or Termination

No award may be granted under the Amended Plan after July 18, 2027, but awards previously granted may extend beyond that date. Our board of directors may amend, suspend or terminate the Amended Plan or any portion of the Amended Plan at any time, except that (i) no amendment may be made to the plan to permit an option or SAR to be repriced without stockholder approval and (ii) no amendment that would require stockholder approval under the rules of Nasdaq may be made effective unless and until such amendment has been approved by our stockholders. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our board of directors may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Amended Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the Amended Plan at the time the amendment is adopted, provided that our board of directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the Amended Plan. No award will be made that is conditioned on stockholder approval of any amendment to the Amended Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our common stock) prior to the receipt of such stockholder approval.

Plan Benefits

As of April 20, 2020, approximately 144 persons were eligible to receive awards under the Amended Plan, including our 126 employees (excluding officers), six officers (all of whom are also employees), six directors (excluding the CEO, who is an officer), and six consultants. As of April 20, 2020, we had no advisors (excluding consultants). The granting of awards under the Amended Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

On April 20, 2020, the last reported sale price of our common stock on the Nasdaq was $10.12. Based solely on the last reported sale price of our common stock on Nasdaq on April 20, 2020, and the maximum number of shares that would have been available for awards as of April 20, 2020, taking into account the proposed increase described herein, the maximum aggregate market value of the common stock that could potentially be issued under the Amended Plan is $21,641,752.

Awards Granted Under the 2017 Equity Incentive Plan

Since the initial effectiveness of the 2017 Equity Incentive Plan upon our initial public offering, through April 20, 2020, the following number of equity awards have been granted to the individuals and groups described in the table below.

Name and Position	Number of Shares of Common Stock Underlying Options Granted
Named Executive Officers:
Mark Iwicki, Chief Executive Officer, President and Chairman of the Board	1,133,632
Todd Bazemore, Chief Operating Officer	667,000
Eric L. Trachtenberg, General Counsel, Chief Compliance Officer and Corporate Secretary	385,000
All current executive officers, as a group	3,310,547
All current directors who are not executive officers, as a group	294,480
Each nominee for election as a director
Robert Paull	46,920
Howard B. Rosen	46,920
Rajeev Shah	46,920
Each associate of our directors, executive officers or nominees	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—
All employees, including all current officers who are not executive officers, as a group	4,280,422

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-qualified Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-qualified Stock Options. A participant will not have income upon the grant of a non-qualified stock option. A participant will have compensation income upon the exercise of a non-qualified stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the Amended Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” The approval of an amendment to the 2017 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder.

STOCK OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2020 by:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;
•	each of our current directors;
•

our principal executive officer and our two other executive officers who served during the year ended December 31, 2019, named in the Summary Compensation table above, whom, collectively, we refer to as our named executive officers; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Percentage of beneficial ownership is based on 54,585,636 shares of our common stock outstanding as of March 31, 2020. In addition, shares of common stock subject to options or other rights currently exercisable, or exercisable within 60 days of March 31, 2020, are deemed outstanding and beneficially owned for the purpose of computing the percentage beneficially owned by (i) the individual holding such options, warrants or other rights (but not any other individual) and (ii) the directors and executive officers as a group. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Kala Pharmaceuticals, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472.

	Number of	Percentage
	shares	of shares
	beneficially	beneficially
Name and Address of Beneficial Owner	owned	owned
5% Stockholders:
Entities affiliated with RA Capital(1)	10,874,613	19.92%
Entities affiliated with Longitude Venture Partners (2)	5,411,860	9.91%
Entities affiliated with OrbiMed Advisors LLC (3)	5,402,730	9.90%
Directors and Named Executive Officers:
Mark Iwicki(4)	1,628,335	2.90%
Todd Bazemore(5)	225,417	*
Eric L. Trachtenberg(6)	157,708	*
Gregory Grunberg, M.D.(7)	5,457,030	9.99%
Andrew I. Koven(8)	50,450	*
Robert Paull(9)	46,244	*
Gregory D. Perry(10)	34,611	*
Howard B. Rosen(11)	96,480	*
Rajeev Shah(12)	10,919,783	19.99%
All current executive officers and directors as a group (12 persons)(13)	19,742,089	34.15%

*Less than one percent

(1)

Based solely on a Form 4 and Schedule 13D/A filed with the SEC on March 13, 2020. Consists of (a) 9,186,904 shares of common stock held by RA Capital Healthcare Fund, L.P. (“RA Fund”) and (b) 1,687,709 shares of common stock held by a separately managed account (“RA Account”). RA Capital Management, L.P. (the “Adviser”) is the investment manager for the RA Fund and the RA Account. The general partner of the Adviser is

RA Capital Management GP, LLC (the "Adviser GP"), of which Dr. Peter Kolchinsky and Mr. Rajeev Shah, a member of our board of directors, are the managing members. The Adviser, the Adviser GP, Dr. Kolchinsky and Mr. Shah may be deemed indirect beneficial owners of the securities held by RA Fund and RA Account. The Adviser, the Adviser GP,  Dr. Kolchinsky and Mr. Shah disclaim their beneficial ownership of all shares held by RA Fund and RA Account, except to the extent of its or his pecuniary interest therein. The address for RA Fund and RA Account is 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(2)

Based solely on a Schedule 13D/A filed with the SEC on March 23, 2020. Consists of (a) 2,877,006 shares of common stock held by Longitude Venture Partners II, L.P. (“LVPII”) and (b) 2,534,854 shares of common stock held by Longitude Venture Partners IV, L.P. (“LVPIV”). Longitude Capital Partners II, LLC (“LCPII”) is the sole general partner of LVPII and may be deemed to share voting and dispositive power over the shares held by LVPII. Longitude Capital Partners IV, LLC ("LCPIV") is the general partner of LVPIV and may be deemed to share voting and dispositive power with respect to the shares held by LVPIV. Patrick G. Enright and Juliet Tammenoms Bakker are managing members of LCPII and LCPIV and may be deemed to share voting and dispositive power over the shares held by LVPII and LVPIV. Gregory Grunberg, a member of our board of directors, is a member of LCPII and LCPIV and may be deemed to share voting and dispositive power over the shares held by LVPII and LVPIV. Each of LCPII, LCPIV, Mr. Enright, Ms. Tammenoms Bakker and Mr. Grunberg disclaims beneficial ownership of such shares,  except to the extent of its, his or her pecuniary interest therein. The address for LVPII and LVPIV is 2740 Sand Hill Road, 2nd Floor, Menlo Park, CA 94025.

(3)

Consists of 4,461,781 shares of common stock held by OrbiMed Private Investments VI, LP (“OPI VI”), 190,114 shares of common stock held by OrbiMed Genesis Master Fund, L.P. (“Genesis”) and 750,835 shares of common stock held by OrbiMed Partners Master Fund Limited (“OPM”). OrbiMed Capital GP VI LLC (“GP VI”) is the general partner of OPI VI and OrbiMed Advisors LLC (“Advisors”), a registered investment adviser under the Investment Advisors Act of 1940, as amended, is the managing member of GP VI. By virtue of such relationships, GP VI and Advisors may be deemed to have voting and investment power with respect to the securities held by OPI VI noted above and as a result may be deemed to beneficially own such securities. OrbiMed Genesis GP LLC (“Genesis GP”) is the general partner of Genesis and Advisors is the managing member of Genesis GP. By virtue of such relationships, Genesis GP and Advisors may be deemed to have voting and investment power with respect to the securities held by Genesis noted above and as a result may be deemed to beneficially own such securities. OrbiMed Capital LLC (“OrbiMed Capital”) is the investment manager of OPM. OrbiMed Capital is a relying adviser of Advisors. Advisors and OrbiMed Capital exercise this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the shares held by OPI VI, Genesis, and OPM except to the extent of its or his pecuniary interest therein, if any. The business address for Advisors and OrbiMed Capital is 601 Lexington Avenue, 54th Floor, New York, New York 10022.

(4)	Consists of shares of common stock underlying options held by Mr. Iwicki that are exercisable as of March 31, 2020 or will become exercisable within 60 days after such date.
(5)

Consists of (i) 10,000 shares of common stock owned by Mr. Bazemore and (ii) 215,417 shares of common stock underlying options held by Mr. Bazemore that are exercisable as of March 31, 2020 or will become exercisable within 60 days after such date.

(6)	Consists of shares of common stock underlying options held by Mr. Trachtenberg that are exercisable as of March 31, 2020 or will become exercisable within 60 days after such date.
(7)

Consists of (a) the shares described in note 2 above and (b) 45,170 shares of common stock underlying options held by Dr. Grunberg that are exercisable as of March 31, 2020 or will become exercisable within 60 days after such date.

(8)	Consists of shares of common stock underlying options held by Mr. Koven that are exercisable as of March 31, 2020 or will become exercisable within 60 days after such date.
(9)

Consists of (a) 1,074 shares of common stock owned by Mr. Paull and (b)  45,170 shares of common stock underlying options held by Mr. Paull that are exercisable as of March 31, 2020 or will become exercisable within 60 days after such date.

(10)	Consists of shares of common stock underlying options held by Mr. Perry that are exercisable as of March 31, 2020 or will become exercisable within 60 days after such date.
(11)

Consists of (a) 13,064 shares of common stock owned by Mr. Rosen and (b) 83,416 shares of common stock underlying options held by Mr. Rosen that are exercisable as of March 31, 2020 or will become exercisable within 60 days after such date.

(12)

Consists of (a) the shares described in note 1 above and (b) 45,170 shares of common stock underlying options held by Mr. Shah that are exercisable as of March 31, 2020 or will become exercisable within 60 days after such date.

(13)	Includes 3,231,088 shares of common stock underlying options that are exercisable as of March 31, 2020 or will become exercisable within 60 days after such date

OTHER MATTERS

As of the date of this proxy statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the annual meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of our company and our stockholders.

Stockholder Proposals for our 2021 Annual Meeting

Stockholder Proposals Included in Proxy Statement

In order to be considered for inclusion in our proxy statement and proxy card relating to our 2021 annual meeting of stockholders, stockholder proposals must be received by us no later than December 30, 2020, which is 120 days prior to the first anniversary of the mailing date of this proxy, unless the date of the 2021 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2020 annual meeting, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

In addition, our by-laws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, we must receive other proposals of stockholders (including director nominations) intended to be presented at the 2021 annual meeting of stockholders but not included in the proxy statement by March 27, 2021, but not before February 25, 2021, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business on the 120th calendar day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made, whichever first. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2021 annual meeting of stockholders may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our by-laws which also specify requirements as to the form and content of a stockholder’s notice.

Any proposals, notices or information about proposed director candidates should be sent to Kala Pharmaceuticals, Inc., Attention: Nominating and Corporate Governance Committee, 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the notice and, if applicable, the proxy materials and our 2019 annual report to stockholders, which consists of our Annual Report on Form 10‑K for the fiscal year ended December 31, 2019, to you if you write or call us at Kala Pharmaceuticals, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, Attention: Chief Financial Officer, telephone: (781) 996‑5252. If you would like to receive separate notices and copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Appendix A

AMENDMENT TO 2017 EQUITY INCENTIVE PLAN

WHEREAS, Kala Pharmaceuticals, Inc. (the “Company”) maintains the 2017 Equity Incentive Plan (the “Plan”);

WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its stockholders to amend the Plan to increase the number of shares of Company common stock that may be granted under the Plan;

NOW, THEREFORE, in consideration of the premises, covenants and agreements hereinafter set forth, the Plan is amended as follows:

1.	The number set forth in Section 4(a)(1)(A) is increased by 2,000,000 shares of Common Stock.
2.	All other terms of the Plan shall remain unchanged.

A-1

Appendix B

Kala Pharmaceuticals, Inc.

2017 EQUITY INCENTIVE PLAN, AS AMENDED

1.             Purpose

The purpose of this 2017 Equity Incentive Plan (the “Plan”) of Kala Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders.  Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.             Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan.  Each person who is granted an Award under the Plan is deemed a “Participant.”  “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).

3.             Administration and Delegation

(a)

Administration by Board of Directors.  The Plan will be administered by the Board.  The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable.  The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan.  The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency.  All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)

Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”).  All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)

Delegation to Officers.  Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

4.            Stock Available for Awards

(a)	Number of Shares; Share Counting.

(1) Authorized Number of Shares.  Subject to adjustment under Section 9, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to such number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:

(A) 3,786,883 shares of Common Stock; plus

(B) such additional number of shares of Common Stock (up to 3,533,757 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 2009 Employee, Director and Consultant Equity Incentive Plan, as amended (the “Existing Plan”) that remain available for grant under the Existing Plan immediately prior to the effectiveness of the registration statement for the Company’s initial public offering and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code); plus

(C) an annual increase to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2018 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2027, equal to the least of (i) 3,573,766 shares of Common Stock, (ii) 4% of the outstanding shares on such date and (iii) an amount determined by the Board.

Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan:

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR; and

(C) shares of Common Stock delivered (by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall be added back to the number of shares available for the future grant of Awards.

(b) Substitute Awards.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof.  Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan.  Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1), except as may be required by reason of Section 422 and related provisions of the Code.

5.             Stock Options

(a) General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Kala Pharmaceuticals, Inc., any of Kala Pharmaceuticals, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code.  An Option that is not intended to be an Incentive Stock Option shall be designated a “Non-Qualified Option.”  The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Non-Qualified Option.

(c) Exercise Price.  The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the date of grant as reported by an over-the-counter marketplace designated by the Board; or

(3) if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly.  The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the Participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

(d) Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options.  Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised.  Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Non-Qualified Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board by payment of such other lawful consideration as the Board may determine; or
(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9):  (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in the manner approved by) the Board) or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

6.             Stock Appreciation Rights

(a) General.  The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in the manner approved by) the Board) over the measurement price established pursuant to Section 6(b).  The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price.  The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement.  The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.

(c) Duration of SARs.  Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs.  SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9):  (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of NASDAQ.

7.             Restricted Stock; Restricted Stock Units

(a) General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award.  The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests or is settled (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends.  Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.  Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2) Stock Certificates.  The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee).  At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary.  “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement.  Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company such number of shares of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares of Common Stock as are set forth in the applicable Restricted Stock Unit agreement.  The Board may provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents.  The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”).  Dividend Equivalents may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement.

8.            Other Stock-Based Awards

(a) General.  The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”).  Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled.  Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

9.            Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 4(a), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board.  Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition.  A “Reorganization Event” shall mean:  (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant):  (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/or unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing.  In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 9(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock.  Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment.  Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

10.           General Provisions Applicable to Awards

(a) Transferability of Awards.  Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A of the Code, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award.  References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.  For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine.  Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award.  The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.  The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding.  The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award.  The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages.  If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations.  Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise.  If provided for in an Award or approved by the Committee, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award.  Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award.  Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings and Section 11(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-Qualified Option.  The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.

(g) Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.  The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

11.   Miscellaneous

(a) No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder; Clawback Policy.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares.  In accepting an Award under the Plan, a Participant agrees to be bound by any clawback policy the Company has in effect or may adopt in the future.

(c) Effective Date and Term of Plan.  The Plan shall become effective immediately prior to the effectiveness of the Company’s registration statement for its initial public offering (the “Effective Date”).  No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment.  In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval.  Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.  No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees).  The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions.  The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable.  All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code.  If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit.  The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g) Limitations on Liability.  Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company.  The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h)  Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. KALA PHARMACEUTICALS, INC. 490 ARESENAL WAY,SUITE 120 WATERTOWN, MA 02472 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following Class III director nominees to serve until the 2023 Annual Meeting of Stockholders: nominee(s) on the line below. 0 0 0 1. Election of three Class III Directors Nominees 01) Robert Paull 02) Howard B. Rosen 03) Rajeev Shah The Board of Directors recommends you vote FOR the following proposals: 2. To ratify the appointment of Deloitte & Touche LLP as Kala Pharmaceuticals, Inc.`s independent registered public accounting firm for the fiscal year ending December 31, 2020. 3. The approval of an amendment to the 2017 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Due to concerns relating to the public health impact of the coronavirus outbreak (COVID-19) and related travel, the 2020 Annual Meeting may be held by means of remote communication (i.e., a virtual-only meeting). If this is determined, we will announce the decision in advance, and will provide details on how to participate at www.kalarx.com. If you are planning to attend our Annual Meeting, please check the website in the days leading up to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting regardless of whether you intend to attend in person. For 0 0 Against 0 0 Abstain 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000465423_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com KALA PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 25, 2020 9:00 AM ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Mark Iwicki, Eric Trachtenberg and Mary Reumuth or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of KALA PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 09:00 AM, ET on June 25, 2020 at 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472 or by means of remote communication, and any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other matters as may be properly brought before the meeting or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000465423_2 R1.0.1.18